Filed Pursuant to Rule 424(b)(5)
Registration Number 333-197053

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 5, 2014)

Teekay Offshore Partners L.P.

Common Units

Representing Limited Partner Interests

Having an Aggregate Offering Price of Up to $100,000,000

We have entered into an equity distribution agreement with Citigroup Global Markets Inc., or the “Agent,” relating to the common units representing limited partner interests of Teekay Offshore Partners L.P. offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreement, we may offer and sell common units having an aggregate offering price of up to $100,000,000 from time to time through the Agent, as our sales agent, or directly to the Agent acting as principal.

Sales of the common units, if any, made by the Agent, as our sales agent, as contemplated by this prospectus supplement and the accompanying prospectus, may be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in block transactions, or as otherwise agreed between us and the Agent. We will pay the Agent a commission of up to 2.0% of the gross sales price per common unit sold through the Agent, as our sales agent, under the equity distribution agreement.

Under the terms of the equity distribution agreement, we also may sell common units to the Agent as principal at a price to be agreed upon at the time of sale. If we sell common units to the Agent as principal, we will enter into a separate terms agreement with the Agent, and we will describe the public offering price, underwriting discount (which may exceed 2.0% of the public offering price) and other terms of the offering of those common units in a separate prospectus supplement or pricing supplement.

The Agent is not required to sell any specific number or dollar amount of our common units but will use its reasonable efforts, as our sales agent, and on the terms and subject to the conditions of the equity distribution agreement, to sell the common units offered on terms agreed by the Agent and us. The offering of our common units pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all of the common units subject to the equity distribution agreement and (2) the termination of the equity distribution agreement by either the Agent or us.

Our common units are listed on the New York Stock Exchange under the symbol “TOO.” The last reported sale price of our common units on the New York Stock Exchange on August 17, 2016 was $5.24 per common unit.

Investing in our common units involves risks. Limited partnerships are inherently different from corporations. You should carefully consider each of the factors described or referred to under “Risk Factors” on page S-3 of this prospectus supplement, page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and accompanying prospectus before you make an investment in our common units.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Citigroup

The date of this prospectus supplement is August 18, 2016.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common units. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of common units. Generally, when we refer to the “prospectus,” we refer to both parts combined. If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus or any “free writing prospectus” we may authorize to be delivered to you, as well as the information we previously filed with the Securities and Exchange Commission (or SEC) that is incorporated by reference into this prospectus, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since such dates.

We are offering to sell the common units, and are seeking offers to buy the common units, only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common units in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the common units and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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Prospectus supplement

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FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in or incorporated by reference into this prospectus are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements that are also forward-looking statements. Such statements include, in particular, statements about our future or anticipated operations, cash flows, financial position, plans, strategies, business prospects, changes and trends in our business, and the markets in which we operate. In some cases, you can identify the forward-looking statements by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “intend,” “forecast,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

These and other forward-looking statements reflect management’s current plans, expectations, estimates, assumptions and beliefs concerning future events affecting us. Forward-looking statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We caution that forward-looking statements are not guarantees and that actual results may differ materially from those expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to, those factors discussed under the heading “Risk Factors” set forth in this prospectus and those factors discussed in our most recent Annual Report on Form 20-F, our reports on Form 6-K for the quarters ended March 31, 2016 and June 30, 2016 and other reports we file with or furnish to the SEC and that are incorporated into this prospectus by reference.

We undertake no obligation to update any forward-looking statement to reflect any change in our expectations or events or circumstances that may arise after the date on which such statement is made. New factors emerge from time to time, and it is not possible for us to predict all of these factors. In addition, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

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SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and the documents incorporated by reference in this prospectus and does not contain all the information you will need in making an investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into this prospectus.

Unless otherwise indicated, references in this prospectus to “Teekay Offshore Partners,” “we,” “us” and “our” and similar terms refer to Teekay Offshore Partners L.P. and/or one or more of its subsidiaries, including Teekay Offshore Holdings L.L.C. and Teekay Offshore Operating L.P., except that those terms, when used in this prospectus in connection with the common units described in this prospectus, shall specifically mean Teekay Offshore Partners L.P. References in this prospectus to “Teekay Corporation” refer to Teekay Corporation and/or any one or more of its subsidiaries.

Overview

Teekay Offshore Partners L.P. is an international provider of marine transportation, oil production, storage, long-distance towing and offshore installation and maintenance and safety services to the offshore oil industry, focusing on the deep-water offshore oil regions of the North Sea, Brazil and the East Coast of Canada. We were formed as a Marshall Islands limited partnership in August 2006 by Teekay Corporation (NYSE: TK), a portfolio manager and project developer in the marine midstream market. We seek to leverage the expertise, relationships and reputation of Teekay Corporation and our controlled affiliates to pursue long-term growth opportunities in this market. Our long-term growth strategy focuses on expanding our fleet of shuttle tankers and towing and offshore installation vessels, floating storage and offtake (or FSO) units and floating production, storage and offloading (or FPSO) units and our unit for maintenance and safety (or UMS) under long-term, fixed-rate time charters and expanding into related offshore services. Over the long-term, we intend to continue our practice of primarily acquiring vessels as needed for approved projects only after the long-term charters for the projects have been awarded to us, rather than ordering vessels on a speculative basis. We have entered and may enter into joint ventures and partnerships with companies that may provide increased access to long-term, fixed-rate time charter opportunities or may engage in vessel or business acquisitions. Our near-term business strategy is to conserve more of our internally generated cash flows to fund our existing committed growth projects and to reduce or refinance our scheduled debt obligations rather than pursuing additional growth projects. Our operating fleet primarily trades on medium to long-term, stable contracts and we are structured as a publicly-traded master limited partnership. Teekay Corporation indirectly owns and controls our general partner and beneficially owns a 28.1% limited partner interest in us as of August 16, 2016.

Our operations are conducted through, and our operating assets are owned by, our subsidiaries. Our general partner, Teekay Offshore GP L.L.C., a Marshall Islands limited liability company, has an economic interest in us and manages our operations and activities. Our general partner does not receive any management fee or other compensation in connection with its management of our business, but it is entitled to be reimbursed for all direct and indirect expenses incurred on our behalf. Pursuant to services agreements between us and our subsidiaries, on the one hand, and other subsidiaries of Teekay Corporation, on the other hand, the Teekay Corporation subsidiaries provide to us all of our administrative services and to our subsidiaries substantially all of their managerial, operational and administrative services (including vessel maintenance, crewing, crew training, purchasing, shipyard supervision, insurance and financial services) and other technical and advisory services.

Partnership Information

We are a limited partnership organized under the laws of the Republic of The Marshall Islands. Our principal executive offices are located at 4th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton HM 08, Bermuda, and our phone number is (441) 298-2530. Our website address is www.teekayoffshore.com. The information contained in our website is not part of this prospectus supplement.

The Offering

Issuer	Teekay Offshore Partners L.P.

Common units offered by us	Common units having an aggregate offering price of up to $100,000,000

Use of proceeds	We intend to use the net proceeds from this offering of common units, including our general partner’s related capital contribution, if any, after deducting the Agent’s commission and our offering expenses, for general partnership purposes, which may include, among other things, paying or refinancing all or a portion of our outstanding indebtedness and funding working capital, capital expenditures, including installments on newbuilds and expenditures on asset conversions, or acquisitions. Please read “Use of Proceeds.”

New York Stock Exchange Symbol	TOO

Risk factors	Investing in our common units involves risks. Limited partnerships are inherently different from corporations. You should carefully consider each of the factors described or referred to under “Risk Factors” beginning on page S-3 of this prospectus supplement, page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and accompanying prospectus before you make an investment in our common units.

RISK FACTORS

An investment in our common units involves a significant degree of risk. Although many of our business risks are comparable to those of a corporation engaged in a similar business, limited partner interests are inherently different from the capital stock of a corporation. Before investing in our common units, you should carefully consider the all information included or incorporated by reference in this prospectus, including the risks discussed below and under the heading “Risk Factors” in the accompanying prospectus, in our latest Annual Report on Form 20-F filed with the SEC and in our reports on Form 6-K for the quarters ended March 31, 2016 and June 30, 2016, each of which is incorporated by reference into this prospectus.

If any of these risks were to occur, our business, financial condition, operating results or cash flows could be materially adversely affected. In that case, we may be unable to pay distributions on our common units, the trading price of our common units may decline, and you could lose all or part of your investment.

Risks Inherent in an Investment in Us

We derive a substantial majority of our revenues from a limited number of customers, and the loss of any such customers could result in a significant loss of revenues and cash flow.

We have derived, and we believe we will continue to derive, a substantial majority of revenues and cash flow from a limited number of customers. Royal Dutch Shell Plc (or Shell, formerly BG Group Plc), Petroleo Brasileiro S.A. (or Petrobras), Statoil ASA (or Statoil) and E.ON Ruhrgas UK GP Limited (or E.ON) accounted for approximately 30.0%, 17.2%, 8.6% and 9.9%, respectively, of our consolidated revenues from continuing operations during the six months ended June 30, 2016. Shell, Petrobras, Statoil and E.ON accounted for approximately 26%, 18%, 11% and 11%, respectively, of our consolidated revenues from continuing operations during 2015. Petrobras, Statoil, E.ON and Repsol S.A. accounted for approximately 22%, 19%, 12% and 11%, respectively, of our consolidated revenues from continuing operations during 2014. Petrobras, Statoil and Repsol S.A. accounted for approximately 25%, 20% and 13%, respectively, of our consolidated revenues from continuing operations during 2013. No other customer accounted for 10% or more of revenues from continuing operations during any of these periods. Please read “Item 18—Financial Statements: Note 5—Segment Reporting” of our Annual Report on Form 20-F for the year ended December 31, 2015, which is incorporated by reference herein.

Petrobras, the Brazil state-controlled oil company, is alleged to have participated in a widespread corruption scandal involving improper payments to Brazilian politicians and political parties. It is uncertain at this time how this may affect Petrobras, its performance of existing contracts with us or the development of new projects offshore of Brazil. Any adverse effect on Petrobras’ ability to develop new offshore projects or to perform under existing contracts with us could harm us.

In addition, in October 2015, Sevan issued a press release indicating that certain individuals who have left Sevan may have made improper payments to Petrobras between 2005 and 2008 in order to obtain vessel contracts from Petrobras, including the existing contract for the Sevan Piranema FPSO unit, which unit and contract we acquired from Sevan in November 2011 and renamed Piranema Spirit. If it is determined that the Piranema Spirit FPSO contract was illegally obtained by Sevan, in addition to any penalties that could be assessed by the authorities, Petrobras may seek to terminate the contract or may seek damages relating to the arrangement. There is no assurance that we will be able to offset any losses through claims against Sevan. In addition, a former executive of Transpetro, the transportation and logistics subsidiary of Petrobras, has alleged that a subsidiary of ours, among a number of other shipping companies, purportedly made improper payments to local Brazilian agents. Such payments were alleged to have been made by our subsidiary between 2004 and 2006, prior to our initial public offering. Although we believe we have robust anti-corruption programs in place, we have commenced an internal investigation to determine the veracity of these allegations. It is uncertain at this time how these allegations may affect us, if at all, including the possibility of penalties that could be assessed by the relevant authorities. In addition, any dispute with Petrobras in connection with this matter may adversely affect our relationship with Petrobras.

We could lose a customer or the benefits of a contract if:

•	the customer fails to make payments because of its financial inability, disagreements with us or otherwise;

•	we agree to reduce the payments due to us under a contract because of the customer’s inability to continue making the original payments;

•	the customer exercises certain rights to terminate the contract; or

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the customer terminates the contract because we fail to deliver the vessel within a fixed period of time, the vessel is lost or damaged beyond repair, there are serious deficiencies in the vessel or prolonged periods of off-hire, or we default under the contract.

If we lose a key customer, we may be unable to obtain replacement long-term charters or contracts of affreightment and may become subject, with respect to any shuttle tankers redeployed on conventional oil tanker trades, to the volatile spot market, which is highly competitive and subject to significant price fluctuations. If a customer exercises its right under some charters to purchase the vessel, or terminate the charter, we may be unable to acquire an adequate replacement vessel or charter. Any replacement newbuilding would not generate revenues during its construction and we may be unable to charter any replacement vessel on terms as favorable to us as those of the terminated charter.

The loss of any of our significant customers or a reduction in revenues from them could have a material adverse effect on our business, results of operations and financial condition and our ability to make cash distributions.

Our partnership agreement limits our general partner’s fiduciary duties to our unitholders and restricts the remedies available to unitholders for actions taken by our general partner.

Our partnership agreement contains provisions that reduce the standards to which our general partner would otherwise be held by Marshall Islands law. For example, our partnership agreement:

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permits our general partner to make a number of decisions in its individual capacity, as opposed to in its capacity as our general partner. Where our partnership agreement permits, our general partner may consider only the interests and factors that it desires, and in such cases it has no duty or obligation to give any consideration to any interest of, or factors affecting us, our affiliates or our unitholders. Decisions made by our general partner in its individual capacity are made by its sole owner, Teekay Corporation, and not by the board of directors of our general partner. Examples include the exercise of its call right, its voting rights with respect to the common units it owns, its registration rights and its determination whether to consent to any merger or consolidation of the partnership;

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provides that our general partner is entitled to make other decisions in “good faith” if it reasonably believes that the decision is in our best interests (which definition of good faith does not apply to the contractual duty of good faith and fair dealing we owe to holders of our 7.25% Series A Cumulative Redeemable Preferred Units (or our Series A Preferred Units), our 8.50% Series B Cumulative Redeemable Preferred Units (or our Series B Preferred Units), our 8.60% Series C-1 Cumulative Convertible Perpetual Preferred Units (or Series C-1 Preferred Units) and our 10.5% Series D Cumulative Convertible Perpetual Preferred Units (or Series D Preferred Units, and together with our Series A Preferred Units, Series B Preferred Units and Series C Preferred Units, our Preferred Units);

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generally provides that affiliated transactions and resolutions of conflicts of interest not approved by the conflicts committee of the board of directors of our general partner and not involving a vote of common unitholders must be on terms no less favorable to us than those generally being provided to or available from unrelated third parties or be “fair and reasonable” to us and that, in determining whether a transaction or resolution is “fair and reasonable,” our general partner may consider the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us; and

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provides that our general partner and its officers and directors will not be liable for monetary damages to us or our limited partners for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that the general partner or those other persons acted in bad faith or engaged in fraud, willful misconduct or gross negligence.

In order to become a limited partner of our partnership, a common unitholder agrees to be bound by the provisions in the partnership agreement, including the provisions discussed above.

Fees and cost reimbursements, which our general partner determines for services provided to us, are substantial and reduce our cash available for distribution to our unitholders.

Prior to making any distribution to unitholders, we pay fees for services provided to us and our operating subsidiaries by certain subsidiaries of Teekay Corporation, and we reimburse our general partner for all expenses it incurs on our behalf. These fees are negotiated on our behalf by our general partner and our general partner also determines the amounts it is reimbursed. These fees and expenses include all costs incurred in providing certain advisory, ship management, technical and administrative services to us and our operating subsidiaries. The payment of fees to Teekay Corporation and reimbursement of expenses to our general partner could adversely affect our ability to pay cash distributions to unitholders.

Our Preferred Units rank senior to our common units, and we are unable to make any distribution to our common unitholders unless full cumulative distributions are made on our Preferred Units.

In April 2013 and April 2015 we issued 6,000,000 of our Series A Preferred Units and 5,000,000 of our Series B Preferred Units, respectively, with a liquidation preference of $25.00 per unit for each of the Series A Preferred Units and the Series B Preferred Units. In June 2016, we issued 8,517,745 of our Series C-1 Preferred Units in exchange for 8,517,745 of our outstanding Series C Preferred Units and issued 4,000,000 of our Series D Preferred Units, with a liquidation preference of $23.95 per unit and $25.00 per unit, respectively. The Preferred Units represent perpetual equity interests in us and rank senior to our common units. Distributions on the Preferred Units are cumulative from the date of original issue (other than with respect to the Series C-1 Preferred Units, for which the initial distribution period commenced on and included May 15, 2016) and are payable quarterly in arrears on the 15th day of February, May, August and November of each year, when, as and if declared by the board of directors of our general partner. No distribution may be declared or paid or set apart for payment on the common units, or any other junior securities, unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Preferred Units and any parity securities through the most recent respective distribution payment dates.

Our Series C-1 Preferred Unit and Series D Preferred Unit distribution rates increase in the event we miss a payment distribution date.

Our Series C-1 Preferred Units and Series D Preferred Units are entitled to cumulative distributions from the date of original issue (other than with respect to the Series C-1 Preferred Units, for which the initial distribution period commenced on and included May 15, 2016), with distributions being calculated at an annual rate of 8.60% and 10.50%, respectively, on the stated liquidation preference and payable quarterly in arrears on the 15th day of February, May, August and November of each year, when, as and if declared by the board of directors of our general partner. If we fail to make any such distribution to the holders of our Series C-1 Preferred Units or Series D Preferred Units, the rate at which distributions are calculated increases from 8.60% to 12.60% and from 10.50% to 11.50%, respectively, applied prospectively from the date of the missed distribution to all accrued but unpaid distributions until such amounts are paid in full.

Our general partner, which is owned and controlled by Teekay Corporation, makes all decisions on our behalf, subject to the limited voting rights of our unitholders. In addition, our partnership agreement restricts the voting rights of unitholders owning 20% or more of our common units.

Unlike the holders of common stock in a corporation, unitholders have only limited voting rights on matters affecting our business and, therefore, limited ability to influence management’s decisions regarding our business. Unitholders did not elect our general partner or its board of directors and have no right to elect our general partner or its board of directors (which is appointed by Teekay Corporation) on an annual or other continuing basis, subject to the limited rights of the holders of Series A Preferred Units to elect one director and the holders of Series B Preferred Units to elect one director in the event that six quarterly distributions payable on our Series A Preferred Units or our Series B Preferred Units are in arrears. Our general partner makes all decisions on our behalf. If the unitholders are dissatisfied with the performance of our general partner, they have little ability to remove our general partner. As a result of these limitations, the price at which the common units trade could be diminished because of the absence or reduction of a takeover premium in the trading price.

The vote of the holders of at least two-thirds of all outstanding common units and Preferred Units voting together as a single class is required to remove the general partner. As of August 16, 2016, Teekay Corporation beneficially owned a 28.1% limited partner interest in us, in addition to its 2% general partner interest.

In addition, unitholders’ voting rights are further restricted by our partnership agreement provision providing that any units held by a person that owns 20% or more of any class or series of units then outstanding, other than our general partner, its affiliates, their transferees and persons who acquired such units with the prior approval of the board of directors of our general partner, cannot vote on any matter. This loss of voting rights does not apply to the Preferred Units. Our partnership agreement also contains provisions limiting the ability of unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the unitholders’ ability to influence the manner or direction of management.

The control of our general partner may be transferred to a third party without unitholder consent.

On or after December 31, 2016, our general partner may transfer its general partner interest to a third party in a merger or in a sale of all or substantially all of its assets without the consent of the unitholders. In addition, our partnership agreement does not restrict the ability of the members of our general partner from transferring their respective membership interests in our general partner to a third party. In the event of any such transfer, the new members of our general partner would be in a position to replace the board of directors and officers of our general partner with their own choices and to control the decisions taken by the board of directors and officers of our general partner.

In establishing cash reserves, our general partner may reduce the amount of cash available for distribution to unitholders.

Our partnership agreement requires our general partner to deduct from our available cash reserves that it determines are necessary to fund our future operating expenditures. These reserves affect the amount of cash available for distribution by us to our unitholders. In addition, our partnership agreement requires our general partner each quarter to deduct from operating surplus estimated maintenance capital expenditures, as opposed to actual expenditures, which could reduce the amount of available cash for distribution.

We can borrow money to pay distributions, which would reduce the amount of credit available to operate our business.

Our partnership agreement allows us to make working capital borrowings to pay distributions. Accordingly, we can make distributions on all our units even though cash generated by our operations may not be sufficient to pay such distributions. Any working capital borrowings by us to make distributions may reduce the amount of working capital borrowings we can make for operating our business.

Unitholders may have liability to repay distributions.

Under certain circumstances, unitholders may have to repay amounts wrongfully distributed to them. Under the Marshall Islands Limited Partnership Act (or Marshall Islands Act), we may not make a distribution to unitholders to the extent that, at the time of the distribution, after giving effect to the distribution, all of our liabilities, other than liabilities to our partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specified property of ours, exceed the fair value of our assets, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in our assets only to the extent that the fair value of that property exceeds that liability. Marshall Islands law provides that for a period of three years from the date of the impermissible distribution, limited partners who received the distribution and who knew at the time of the distribution that it violated Marshall Islands law will be liable to the limited partnership for the distribution amount. Purchasers of units who become limited partners are liable for the obligations of the transferring limited partner to make contributions to the partnership that are known to the purchaser at the time it became a limited partner and for unknown obligations if the liabilities could be determined from the partnership agreement.

We have issued significant amounts of additional common units and other equity securities to finance vessel acquisitions and organic growth projects, to repay or refinance our debt obligations and to fund capital expenditures and estimated funding gaps, and we expect to issue additional common units or other equity securities in the future. The issuance of additional common units and other equity securities is dilutive to unitholders and increases the risk that we will not have sufficient available cash to maintain or increase cash distribution levels to its unitholders. As a result, we may not have sufficient cash from operations to enable it to pay the current level of distributions on its units or to maintain or increase distributions.

In June 2016, we issued the following equity securities in privately-negotiated transactions:

•	21,978,022 common units;

•	4,000,0000 Series D Preferred Units and warrants exercisable for 6,750,000 common units;

•	8,323,809 common units in consideration for the exchange and cancellation of 1,920,668 Series C Preferred Units; and

•	8,517,745 Series C-1 Preferred Units in consideration for the exchange and cancellation of the remaining 8,517,745 Series C Preferred Units.

Under the terms of the Series C-1 Preferred Units and the Series D Preferred Units, for the next eight quarters, we may, at our discretion, make distributions on such preferred units in cash, common units, or a combination of cash and common units. In addition, in June 2016, we agreed with Teekay Corporation that, until our Norwegian Kroner bonds maturing in 2018 have been repaid, all cash distributions (other than with respect to incentive distribution rights) to be paid by us to Teekay Corporation or its affiliates, including our general partner, will instead be paid in common units or from the proceeds of the sale of common units. In connection with extending to January 2019 the maturity date of $200 million in obligations owing to Teekay Corporation, we modified the terms of the note to provide that one half of the 10.0% per annum interest will be paid in common units or from the proceeds of the sale of common units.

Our recent issuances of additional equity securities have resulted in unitholder dilution and increased the aggregate amount of cash required to maintain our quarterly distributions to unitholders. Issuing additional equity securities in the future, including in this offering, may result in further unitholder dilution and further increase the aggregate amount of cash required to maintain quarterly distributions on our common units.

We may issue additional equity securities without the approval of our unitholders, which would dilute their ownership interests.

Our general partner, without the approval of our unitholders, may cause us to issue an unlimited number of additional common units or other equity securities of equal or senior rank. The issuance by us of additional common units or other equity securities may have the following effects:

•	our unitholders’ proportionate ownership interest in us may decrease;

•	our unitholders’ right to payment of regular distributions and distributions upon liquidations may be subordinated in right of payment;

•	the amount of cash available for distribution on each unit may decrease;

•	the relative voting strength of each previously outstanding unit may be diminished; and

•	the market price of the common units may decline.

Our general partner has a call right that may require common unitholders to sell their common units at an undesirable time or price.

If at any time our general partner and its affiliates hold more than 80% of the then-issued and outstanding partnership securities of any class or series, except for the Preferred Units, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining partnership securities of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10 but not more than 60 days’ notice. The purchase price in this event is the greater of (x) the average of the daily closing prices of the partnership securities of such class over the 20 trading days preceding the date three days before notice of exercise of the call right is first mailed and (y) the highest price paid by our general partner or any of its affiliates for partnership securities of such class during the 90-day period preceding the date such notice is first mailed. As a result of our general partner’s right to purchase outstanding partnership securities, a holder of partnership securities may have the holder’s partnership securities purchased at an undesirable time or price. Common unitholders may also incur a tax liability upon a sale of their units.

Increases in interest rates may cause the market price of our common units to decline.

An increase in interest rates may cause a corresponding decline in demand for equity investments in general and, in particular, for yield-based equity investments such as our common units. Any such increase in interest rates or reduction in demand for our common units resulting from other relatively more attractive investment opportunities may cause the trading price of our common units to decline.

We have been organized as a limited partnership under the laws of the Republic of The Marshall Islands, which does not have a well-developed body of partnership law.

Our partnership affairs are governed by our partnership agreement and by the Marshall Islands Act. The provisions of the Marshall Islands Act resemble provisions of the limited partnership laws of a number of states in the United States, most notably Delaware. The Marshall Islands Act also provides that, for non-resident limited partnerships, it is to be applied and construed to make the law of the Marshall Islands, with respect to the subject matter of the Marshall Islands Act, uniform with the laws of the State of Delaware and, so long as it does not conflict with the Marshall Islands Act or decisions of certain Marshall Islands courts, the non-statutory law (or case law) of the courts of the State of Delaware is adopted as the law of the Marshall Islands. There have been, however, few, if any, court cases in the Marshall Islands interpreting the Marshall Islands Act, in contrast to Delaware, which has a fairly well-developed body of case law interpreting its limited partnership statute. Accordingly, we cannot predict whether Marshall Islands courts would reach the same conclusions as Delaware courts. For example, the rights of our unitholders and the fiduciary responsibilities of our general partner under Marshall Islands law are not as clearly established as under judicial precedent in existence in Delaware. As a result, unitholders may have more difficulty in protecting their interests in the face of actions by our general partner and its officers and directors than would unitholders of a limited partnership formed in the United States.

Because we are organized under the laws of the Marshall Islands, it may be difficult to serve us with legal process or enforce judgments against us, our directors or our management.

We are organized under the laws of the Marshall Islands and all of our assets are located outside of the United States. Our business is operated primarily from our offices in Bermuda, Norway and Singapore. In addition, our general partner is a Marshall Islands limited liability company and a majority of its directors and officers are non-residents of the United States and all or a substantial portion of the assets of these non-residents are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States if you believe that your rights have been infringed under securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Marshall Islands and of other jurisdictions may prevent or restrict you from enforcing a judgment against our assets or the assets of our general partner or its directors and officers. For more information regarding the relevant laws of the Marshall Islands, please read “Service of Process and Enforcement of Civil Liabilities” in the accompanying prospectus.

Tax Risks

In addition to the following risk factors, you should read “Item 4E—Taxation of the Partnership” and the risks discussed under the heading “Tax Risks” in our latest Annual Report on Form 20-F filed with the SEC, which is incorporated by reference into this prospectus, and information under the headings “Material United States Federal Income Tax Considerations” and “Non-United States Tax Considerations” in this prospectus supplement for a more complete discussion of the expected material United States federal and non-U.S. income tax considerations relating to us and the ownership and disposition of our common units.

U.S. tax authorities could treat us as a “passive foreign investment company,” which could have adverse U.S. federal income tax consequences to U.S. holders.

A non-U.S. entity treated as a corporation for U.S. federal income tax purposes will be treated as a “passive foreign investment company” (or PFIC) for such purposes in any taxable year for which either (a) at least 75% of its gross income consists of “passive income,” or (b) at least 50% of the average value of the entity’s assets is attributable to assets that produce or are held for the production of “passive income.” For purposes of these tests, “passive income” includes dividends, interest, gains from the sale or exchange of investment property and rents and royalties, other than rents and royalties that are received from unrelated parties in connection with the active conduct of a trade or business. By contrast, income derived from the performance of services does not constitute “passive income.”

There are legal uncertainties involved in determining whether the income derived from our time-chartering activities constitutes rental income or income derived from the performance of services, including the decision in Tidewater Inc. v. United States, 565 F.3d 299 (5th Cir. 2009), which held that income derived from certain time-chartering activities should be treated as rental income rather than services income for purposes of a foreign sales corporation provision of the U.S. Internal Revenue Code of 1986, as amended (or the Code). However, the Internal Revenue Service (or IRS) stated in an Action on Decision (AOD 2010-01) that it disagrees with, and will not acquiesce to, the way that the rental versus services framework was applied to the facts in the Tidewater decision, and in its discussion stated that the time charters at issue in Tidewater would be treated as producing services income for PFIC purposes. The IRS’s statement with respect to Tidewater cannot be relied upon or otherwise cited as precedent by taxpayers. Consequently, in the absence of any binding legal authority specifically relating to the statutory provisions governing PFICs, there can be no assurance that the IRS or a court would not follow the Tidewater decision in interpreting the PFIC provisions of the Code. Nevertheless, based on the current composition of our assets and operations (and those of our subsidiaries), we intend to take the position that we are not now and have never been a PFIC, and our counsel, Perkins Coie LLP, is of the opinion that it is more likely than not we are not a PFIC based on representations we have made to them regarding the composition of our assets, the source of our income and the nature of our activities and operations. No assurance can be given, however, that the opinion of Perkins Coie LLP would be sustained by a court if contested by the IRS, or that we would not constitute a PFIC for any future taxable year if there were to be changes in our assets, income or operations.

If the IRS were to determine that we are or have been a PFIC for any taxable year during which a U.S. Holder (as defined below under “Material United States Federal Income Tax Considerations”) held units, such U.S. Holder would face adverse tax consequences. For a more comprehensive discussion regarding our status as a PFIC and the tax consequences to U.S. Holders if we are treated as a PFIC, please read “Material United States Federal Income Tax Considerations—United States Federal Income Taxation of U.S. Holders—Consequences of Possible PFIC Classification” beginning on page S-27 of this prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds from this offering of common units, including our general partner’s related capital contribution, if any, after deducting the sales agent’s commission and our offering expenses, for general partnership purposes, which may include, among other things, paying or refinancing all or a portion of our outstanding indebtedness and funding working capital, capital expenditures, including installments on newbuilds and expenditures on asset conversions, or acquisitions.

CAPITALIZATION

The following table sets forth our capitalization, as of June 30, 2016, on a historical basis.

The historical data in the table is derived from, and should be read in conjunction with, our historical financial statements, including accompanying notes, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our Report on Form 6-K furnished to the SEC on August 15, 2016, which is incorporated by reference herein.

As of June 30, 2016(1)
(in thousands)
Total cash and cash equivalents	$380,718

Long-term debt, including current portion	$3,241,231
Convertible preferred units	268,277
Equity:
Non-controlling interests	59,185
Partners’ equity	924,669

Total equity	983,854

Total capitalization	$4,493,362

(1)	Excludes payment of an aggregate of $16.3 million in cash and 1,959,667 common units distributed on our common units on August 12, 2016 and our Preferred Units on August 15, 2016. Also excludes $94.0 million of net debt repayments after June 30, 2016 and $59.6 million of installment payments on newbuilding contracts and conversions made after June 30, 2016.

PRICE RANGE OF COMMON UNITS AND DISTRIBUTIONS

Our common units are listed for trading on the New York Stock Exchange under the symbol “TOO.”

The following table sets forth, for the periods indicated, the high and low sales price per common unit, as reported on the New York Stock Exchange, and the amount of quarterly cash distributions declared per unit. The closing sales price of our common units on the New York Stock Exchange on August 17, 2016 was $5.24 per common unit. As of August 16, 2016, the Partnership had 139,389,847 common units outstanding.

	Price Ranges		Quarterly Cash Distributions(1)
	High	Low
Years Ended
December 31, 2015	$26.73	$3.68
December 31, 2014	37.46	20.61
December 31, 2013	36.09	26.25
December 31, 2012	30.14	24.55
December 31, 2011	31.50	22.01
Quarters Ended
September 30, 2016(2)	$6.18	$4.95
June 30, 2016	7.25	4.06	$0.1100
March 31, 2016	6.68	2.30	0.1100
December 31, 2015	17.30	3.68	0.1100
September 30, 2015	20.38	13.74	0.5600
June 30, 2015	24.72	19.21	0.5384
March 31, 2015	26.73	18.91	0.5384
December 31, 2014	33.77	20.61	0.5384
September 30, 2014	36.44	32.66	0.5384
June 30, 2014	37.46	32.41	0.5384
March 31, 2014	33.46	30.87	0.5384
Months Ended
August 31, 2016(3)	$5.51	$4.95
July 31, 2016	6.18	5.12
June 30, 2016	6.30	4.06
May 31, 2016	6.68	5.00
April 30, 2016	7.25	4.84
March 31, 2016	6.68	3.00
February 29, 2016	4.62	2.30

(1)	Distributions are shown for the quarter with respect to which they were declared. Cash distributions are declared and paid within 45 days following the close of each quarter.
(2)	Period beginning July 1, 2016 and ending August 17, 2016.
(3)	Period beginning August 1, 2016 and ending August 17, 2016.

DESCRIPTION OF THE COMMON UNITS

General

Our common units represent limited partner interests in us. The holders of units are entitled to participate in partnership distributions and exercise the rights and privileges available to limited partners under our partnership agreement. For a description of the relative rights and privileges of holders of our common units, our Preferred Units and our general partner in and to partnership distributions, please read “Cash Distributions.”

Number of Units

As of August 16, 2016, we had 139,389,847 common units outstanding, of which 39,138,990 were beneficially owned by Teekay Corporation, which owns our general partner.

Exchange Listing

Our common units are listed on the New York Stock Exchange, where they trade under the symbol “TOO.”

Transfer Agent and Registrar

Computershare Inc. serves as registrar and transfer agent for our common units.

Transfer of Common Units

By transfer of common units in accordance with our partnership agreement, each transferee of common units automatically will be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly. Each transferee automatically shall be deemed to:

•	represent that the transferee has the capacity, power and authority to become bound by our partnership agreement;

•	agree to be bound by the terms and conditions of, and to have executed, our partnership agreement;

•	grants powers of attorney to officers of our general partner and any liquidator of us as specified in our partnership agreement; and

•	give the consents and approvals contained in our partnership agreement.

We are entitled to treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a limited partner in our partnership for the transferred common units.

THE PARTNERSHIP AGREEMENT

The following is a summary of certain material terms of our partnership agreement, as amended. For additional information, we refer you to our partnership agreement, a copy of which is incorporated herein by reference. A summary of other important provisions of our partnership agreement and the rights and privileges of our common unitholders is included in our registration statement on Form 8-A/A as filed with the SEC on July 29, 2016, including any subsequent amendments or reports filed for the purpose of updating such description.

Issuance of Additional Securities

Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities and rights to buy partnership securities for the consideration and on the terms and conditions determined by our general partner, without the approval of our unitholders, other than the limited approval rights of the holders of the Preferred Units. Consent of the holders of at least two-thirds of the outstanding Preferred Units, voting together as a single class, is required prior to, among other things, (a) issuing any parity securities if the cumulative distributions on Preferred Units are in arrears or (b) creating or issuing any senior securities.

We may fund acquisitions through the issuance of additional common units or other equity securities. Holders of any additional common units we may issue will be entitled to share equally with the then-existing holders of our common units in distributions. In addition, the issuance of additional common units or other equity securities interests may dilute the value of the interests of the then-existing holders of our common units in our net assets.

In accordance with Marshall Islands law and the provisions of our partnership agreement, we may also issue additional partnership securities interests that, as determined by our general partner, have special voting or other rights to which our common units or Preferred Units are not entitled.

Our general partner’s 2% general partner interest entitles it to receive 2% of all quarterly distributions that we make in respect of our common units prior to liquidation. Upon issuance of certain additional partnership securities (including our common units, but excluding our Preferred Units), our general partner will have the right, but not the obligation, to make additional capital contributions to the extent necessary to maintain its general partner interest in us at the same percentage level as before the issuance. Our general partner’s 2% interest in us will thus be reduced if we issue certain additional partnership securities and our general partner does not elect to maintain its 2% general partner interest. Our general partner’s 2% interest does not entitle it to receive any portion of distributions made in respect of the Preferred Units and our general partner’s interest will not be affected by the issuance of the Preferred Units. Our general partner and its affiliates also have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain its and its affiliates’ percentage interest in us, including its interest represented by common units, that existed immediately prior to each issuance. Other holders of common units will not have similar preemptive rights to acquire additional common units or other partnership securities.

Merger, Sale or Other Disposition of Assets

A merger or consolidation of us requires the consent of our general partner, in addition to the approval of the holders of common units (including holders of Series C-1 Preferred Units and Series D Preferred Units, voting on an as converted to common basis) representing a majority of outstanding common units (including Series C-1 Preferred Units and Series D Preferred Units on an as converted to common basis). However, our general partner will have no duty or obligation to consent to any merger or consolidation and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners; provided, however, that our general partner owes a contractual duty of good faith and fair dealing to holders of the Preferred Units pursuant to our partnership agreement. In addition, our partnership agreement generally prohibits our general partner, without common unitholder approval, from causing us to sell, exchange or otherwise dispose of all or substantially all of our assets. Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without limited partner approval.

If conditions specified in our partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity.

Our limited partners are not entitled to dissenters’ rights of appraisal under our partnership agreement or applicable law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets, or any other transaction or event.

Call Right

If at any time our general partner and its affiliates hold more than 80% of the then-issued and outstanding partnership securities of any class or series, except for the Preferred Units, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining partnership securities of the class or series held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10 but not more than 60 days’ notice. The purchase price in this event is the greater of (x) the average of the daily closing prices of the partnership securities of such class or series over the 20 trading days preceding the date three days before notice of exercise of the call right is first mailed and (y) the highest price paid by our general partner or any of its affiliates for partnership securities of such class or series during the 90-day period preceding the date such notice is first mailed.

As a result of our general partner’s right to purchase outstanding partnership securities, a holder of partnership securities (except for the Preferred Units) may have the holder’s partnership securities purchased at an undesirable time or price.

Meetings; Voting

Unlike the holders of common stock in a corporation, the holders of our common units have only limited voting rights on matters affecting our business. They have no right to elect our general partner (who manages our operations and activities) or the directors of our general partner, on an annual or other continuing basis. On those matters that are submitted to a vote of common unitholders, each record holder of a common unit may vote according to the holder’s percentage interest in us of all holders entitled to vote on such matter, although additional limited partner interests having special voting rights could be issued.

Holders of the Preferred Units generally have no voting rights. However, the consent of the holders of at least two-thirds of our Series A Preferred Units or Series B Preferred Units, as applicable, voting as a separate class, is required prior to adopting any amendment to our partnership agreement that would have a material adverse effect on the existing terms of our Series A Preferred Units or Series B Preferred Units, respectively. The consent of the holders of at least two-thirds of our Series C-1 Preferred Units or Series D Preferred Units, as applicable, voting as a separate class, is required prior to adopting any amendment to our partnership agreement that would modify any of the existing terms of our Series C-1 Preferred Units or our Series D Preferred Units, as applicable; provided, however, that following any listing of our Series C-1 Preferred Units or our Series D Preferred Units on a national securities exchange, such consent is only required for any amendment to our partnership agreement that would have a material adverse effect on the then-existing terms of our Series C-1 Preferred Units or our Series D Preferred Units, as applicable. Additionally, the consent of the holders of at least two-thirds of the Preferred Units, voting together as a separate class, is required prior to (a) issuing any parity securities if the cumulative distributions payable on any Preferred Units are in arrears or (b) creating or issuing any securities senior to the Preferred Units as to quarterly distributions or distributions upon our dissolution or liquidation. Additionally, the consent of the holders of at least two-thirds of our Series C-1 Preferred Units and our Series D Preferred Units, respectively, voting as separate classes, is required prior to creating or issuing any senior securities. If any transaction representing a Change of Control (as defined in our partnership agreement) is submitted to a vote of our limited partners for approval, the Series C-1 Preferred Units and the Series D Preferred Units will have such voting rights with respect to such matter as such Series C-1 Preferred Units or Series D Preferred Units, as applicable, would have if they were converted into common units, at their then-applicable conversion ratio, and shall vote together with the common units as a single class on such matter.

Except as described below regarding a person or group owning 20% or more of any class or series of limited partner interests then outstanding, limited partners as of the record date will be entitled to notice of, and to vote at, any meetings of our limited partners and to act upon matters for which approvals by the holders of such class or series of limited partner interests may be solicited.

Any action that is required or permitted to be taken by our limited partners, or any applicable class or series thereof, may be taken either at a meeting of the applicable limited partners or without a meeting if consents in writing describing the action so taken are signed by holders of the number of limited partner interests necessary to authorize or take that action at a meeting. Meetings of our limited partners may be called by our general partner or by limited partners owning at least 20% of the outstanding limited partner interests of the class or series for which a meeting is proposed. Limited partners may vote either in person or by proxy at meetings. The holders of a majority of the outstanding limited partner interests of the class or series for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the limited partners requires approval by holders of a greater percentage of the limited partner interests, in which case the quorum will be the greater percentage.

If at any time any person or group, other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates or a transferee approved by the board of directors of our general partner, acquires, in the aggregate, beneficial ownership of 20% or more of any class or series of our limited partner interests then outstanding, that person or group will lose voting rights on all of its limited partner interests, except for the Preferred Units, and such limited partner interests may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of limited partners, calculating required votes, determining the presence of a quorum, or for other similar purposes. Common units and Preferred Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Any notice, demand, request report, or proxy material required or permitted to be given or made to record holders of common units or Preferred Units under our partnership agreement will be delivered to the record holder by us or by our transfer agent.

Registration Rights

Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units, subordinated units or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available or advisable. These registration rights continue for two years following any withdrawal or removal of Teekay Offshore GP L.L.C. as our general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

Summary of Additional Important Provisions of Our Partnership Agreement and Conflicts of Interest Matters

Please also see the summary of important provisions of our partnership agreement and the rights and privileges of our unitholders included in our registration statement on Form 8-A/A as filed with the SEC on July 29, 2016, including any subsequent amendments or reports filed for the purpose of updating such description. In addition to the partnership agreement summary, the Form 8-A/A also describes (a) conflicts of interest that may arise as a result of the relationship between our general partner and its affiliates, including Teekay Corporation, on the one hand, and us and our unaffiliated limited partners on the other hand and (b) the fiduciary duties our general partner owes us, and possible limitations on those duties. Please read “Where You Can Find More Information” in the accompanying prospectus and “Incorporation of Documents by Reference” in this prospectus supplement.

CASH DISTRIBUTIONS

Distribution of Available Cash

General

Within approximately 45 days after the end of each quarter, we distribute all of our available cash to common unitholders of record on the applicable record date.

Available Cash

Available cash generally means, for each fiscal quarter, all cash on hand at the end of the quarter (including our proportionate share of cash on hand of certain subsidiaries we do not wholly own):

•	less the amount of cash reserves (including our proportionate share of cash reserves of certain subsidiaries we do not wholly own) established by our general partner to:

•	provide for the proper conduct of our business (including reserves for future capital expenditures and for our anticipated credit needs),

•	comply with applicable law, any debt instruments or other agreements,

•	provide funds to pay quarterly distributions on, and to make any redemption payments relating to, the Preferred Units, or

•	provide funds for distributions to our common unitholders and to our general partner for any one or more of the next four quarters;

•

plus all cash on hand (including our proportionate share of cash on hand of certain subsidiaries we do not wholly own) on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter. Working capital borrowings are generally borrowings that are made under our credit agreements and in all cases are used solely for working capital purposes or to pay distributions to partners.

Preferred Units

As of the date of this prospectus, there are 6,000,000 of our Series A Preferred Units, 5,000,000 of our Series B Preferred Units, 8,517,745 of our Series C-1 Preferred Units and 4,000,000 of our Series D Preferred Units issued and outstanding. Our Preferred Units rank senior to our common units as to the payment of distributions and amounts payable upon liquidation, dissolution or winding up. Our Series A Preferred Units and our Series B Preferred Units have a liquidation preference of $25.00 per unit, our Series C-1 Preferred Units have a liquidation preference of $23.95 per unit, and our Series D Preferred Units have a liquidation preference of $25.00 per unit. Our Series A Preferred Units, Series B Preferred Units, Series C-1 Preferred Units and Series D Preferred Units are entitled to cumulative distributions from the date of original issue (other than with respect to the Series C-1 Preferred Units, for which the initial distribution period commenced on and included May 15, 2016), with distributions being calculated at an annual rate of 7.25%, 8.50%, 8.60% and 10.50%, respectively, on the stated liquidation preference and payable quarterly in arrears on the 15th day of February, May, August and November of each year, when, as and if declared by the board of directors of our general partner. If we fail to make any distribution to the holders of our Series C-1 Preferred Units or our Series D Preferred Units, as applicable, the rate at which distributions are calculated increases from 8.60% to 12.60% and from 10.50% to 11.50%, respectively, applied prospectively from the date of the missed distribution to all accrued but unpaid distributions until such amounts are paid in full. Our Series A Preferred Units, our Series B Preferred Units and our Series D Preferred Units may be redeemed, in whole or in part, at any time on or after April 30, 2018, April 20, 2020 and June 29, 2021, respectively, at a redemption price of $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared; provided, however, that we may not redeem any Series A Preferred Units or Series B Preferred Units unless we contemporaneously offer to repurchase a corresponding percentage of outstanding Series C-1 Preferred Units and Series D Preferred Units. We may not redeem any Series D Preferred Units unless we contemporaneously offer to repurchase a corresponding percentage of outstanding Series C-1 Preferred Units. The redemption price for any Series C-1 Preferred Units that we redeem as described in the foregoing sentence will be $23.95 per unit plus an amount equal to all accrued and unpaid distributions thereon to the date of redemption. No distribution may be declared or paid or set apart for payment on any common units (other than a distribution payable solely in common units) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Preferred Units through the most recent distribution payment date for the Preferred Units. For additional information about our Series A Preferred Units, Series B Preferred Units, Series C-1 Preferred Units and Series D Preferred Units, please read our Form 8-A filed with the SEC on April 25, 2013, our Form 8-A filed with the SEC on April 17, 2015, our Form 8-A/A filed with the SEC on July 29, 2016, the description of our Series C-1 Preferred Units and Series D Preferred Units set forth in our Report on Form 6-K filed with the SEC on June 30, 2016 and our Fifth Amended and Restated Agreement of Limited Partnership, each of which is incorporated by reference herein.

Minimum Quarterly Distribution

Common unitholders are entitled under our partnership agreement to receive a quarterly distribution of $0.35 per unit, or $1.40 per unit per year, to the extent we have sufficient available cash from our operations after we establish cash reserves and pay fees and expenses, including payments to our general partner. In December 2015, we announced the temporary reduction in our quarterly cash distribution to $0.11 per common unit, commencing with the distribution for the fourth quarter of 2015. Our general partner has the authority to determine the amount of our available cash for any quarter. This determination, as well as all determinations made by our general partner, must be made in good faith. There is no guarantee that we will pay the minimum quarterly distribution on our common units in any quarter, and we will be prohibited from making any distributions to our common unitholders if it would cause an event of default, or an event of default is existing, under our credit facilities, or if full cumulative distributions have not been paid or are not contemporaneously being paid or provided for on all outstanding Preferred Units through the most recent distribution payment date for the Preferred Units.

Operating Surplus and Capital Surplus

General

All cash distributed to common unitholders is characterized as either “operating surplus” or “capital surplus.” We treat distributions of available cash from operating surplus differently than distributions of available cash from capital surplus.

Definition of Operating Surplus

Operating surplus, for any period, generally means:

•	$15 million; plus

•

all of our cash receipts (including our proportionate share of cash receipts of certain subsidiaries we do not wholly own) after the closing of our initial public offering, excluding cash from (a) borrowings, other than working capital borrowings, (b) sales of equity and debt securities, (c) sales or other dispositions of assets outside the ordinary course of business, (d) termination of interest rate swap agreements, (e) capital contributions or (f) corporate reorganizations or restructurings (items (a)-(f) are referred to herein as “interim capital transactions”); plus

•

working capital borrowings (including our proportionate share of working capital borrowings for certain subsidiaries we do not wholly own) made after the end of a quarter but before the date of determination of operating surplus for the quarter; plus

•	interest paid on debt incurred (including periodic net payments under related interest rate swap agreements) and cash distributions paid on equity securities issued, in each case (and including our proportionate share of such interest and cash distributions paid by certain subsidiaries we do not wholly own), to finance all or any portion of the conversion or construction, replacement or improvement of a capital asset such as vessels during the period from such financing until the earlier to occur of the date the capital asset is put into service or the date that it is abandoned or disposed of; plus

•

interest paid on debt incurred (including periodic net payments under related interest rate swap agreements) and cash distributions paid on equity securities issued, in each case (and including our proportionate share of such interest and cash distributions paid by certain subsidiaries we do not wholly own), to pay the conversion or construction period interest on debt incurred (including periodic net payments under related interest rate swap agreements), or to pay conversion or construction period distributions on equity issued, to finance the conversion or construction projects described in the immediately preceding bullet; less

•

all of our operating expenditures (including our proportionate share of operating expenditures of certain subsidiaries we do not wholly own) after the closing of our initial public offering and the repayment of working capital borrowings, but not (a) the repayment of other borrowings, (b) actual maintenance capital expenditures or expansion capital expenditures or investment capital expenditures, (c) transaction expenses (including taxes) related to interim capital transactions, (d) any Preferred Unit redemption payments or any funds otherwise used by us to repurchase Preferred Units or (e) distributions other than on our Preferred Units; less

•

estimated maintenance capital expenditures and the amount of cash reserves (including our proportionate share of cash reserves of certain subsidiaries we do not wholly own) established by our general partner to provide funds for future operating expenditures.

If a working capital borrowing, which increases operating surplus, is not repaid during the 12-month period following the borrowing, it is deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowing is in fact repaid, it is not treated as a reduction in operating surplus because operating surplus has been previously reduced by the deemed repayment.

As described above, operating surplus includes a provision that enables us, if we choose, to distribute as operating surplus up to $15 million of cash we have received or will receive from non-operating sources since the time of our initial public offering, such as asset sales, issuances of securities and long-term borrowing, that would otherwise be distributed as capital surplus. In addition, the effect of including, as described above, certain cash distributions on equity securities or interest payments on debt in operating surplus is to increase operating surplus by the amount of any such cash distributions or interest payments. As a result, we may distribute as operating surplus up to the amount of any such cash distributions or interest payments of cash we receive from non-operating sources.

Capital Expenditures

For purposes of determining operating surplus, maintenance capital expenditures are those capital expenditures required to maintain over the long term the operating capacity of or the revenue generated by capital assets, and expansion capital expenditures are those capital expenditures that increase the operating capacity of or the revenue generated by capital assets. To the extent, however, that capital expenditures associated with acquiring or conversion of an existing or new vessel increase the revenues or the operating capacity of our fleet, those capital expenditures would be classified as expansion capital expenditures.

Investment capital expenditures are those capital expenditures that are neither maintenance capital expenditures nor expansion capital expenditures. Investment capital expenditures largely consist of capital expenditures made for investment purposes.

Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes.

Examples of maintenance capital expenditures include capital expenditures associated with drydocking a vessel or acquiring or converting an existing or a new vessel to the extent such expenditures are incurred to maintain the operating capacity of or the revenue generated by our fleet. Maintenance capital expenditures also include interest (and related fees) on debt incurred and distributions on equity issued to finance the conversion or construction of a replacement vessel and paid during the conversion or construction period, which we define as the period beginning on the date of entry into a binding conversion or construction contract and ending on the earlier of the date that the replacement vessel commences commercial service or the date that the replacement vessel is abandoned or disposed of. Debt incurred to pay or equity issued to fund conversion or construction period interest payments, and distributions on such equity, are also considered maintenance capital expenditures.

Because maintenance capital expenditures can be very large and vary significantly in timing, the amount of our actual maintenance capital expenditures may differ substantially from period to period, which could cause similar fluctuations in the amounts of operating surplus, adjusted operating surplus, and available cash for distribution to our common unitholders if we subtracted actual maintenance capital expenditures from operating surplus each quarter. Accordingly, to eliminate the effect on operating surplus of these fluctuations, our partnership agreement requires that an amount equal to an estimate of the average quarterly maintenance capital expenditures necessary to maintain the operating capacity of or the revenue generated by our capital assets over the long term be subtracted from operating surplus each quarter, as opposed to the actual amounts spent. The amount of estimated maintenance capital expenditures deducted from operating surplus is subject to review and change by the board of directors of our general partner at least once a year, provided that any change must be approved by the board’s conflicts committee. The estimate is made at least annually and whenever an event occurs that is likely to result in a material adjustment to the amount of our maintenance capital expenditures, such as a major acquisition or the introduction of new governmental regulations that will affect our fleet. For purposes of calculating operating surplus, any adjustment to this estimate is prospective only.

The use of estimated maintenance capital expenditures in calculating operating surplus has the following effects:

•

it reduces the risk that actual maintenance capital expenditures in any one quarter will be large enough to make operating surplus less than the minimum quarterly distribution to be paid on all the common units for that quarter and subsequent quarters;

•	it reduces the need for us to borrow under our working capital facility to pay distributions; and

•	it is more difficult for us to raise our distribution on our common units above the minimum quarterly distribution and pay incentive distributions to our general partner.

Definition of Capital Surplus

Capital surplus generally is generated only by:

•	borrowings other than working capital borrowings;

•	sales of debt and equity securities; and

•

sales or other dispositions of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or non-current assets sold as part of normal retirements or replacements of assets.

Characterization of Common Unit Cash Distributions

We treat all available cash distributed on our common units as coming from operating surplus until the sum of all available cash distributed since we began operations equals the operating surplus as of the most recent date of determination of available cash. We treat any amount distributed on our common units in excess of operating surplus, regardless of its source, as capital surplus. As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our common unitholders. For example, it includes a provision that enables us, if we choose, to distribute as operating surplus up to $15 million of cash we have received or will receive from non-operating sources since the time of our initial public offering, such as asset sales, issuances of securities and long-term borrowings that would otherwise be distributed as capital surplus. We do not anticipate that we will make any distributions on our common units from capital surplus.

Distributions of Available Cash From Operating Surplus

We make distributions of available cash from operating surplus in the following manner:

•

first, 98% to all common unitholders, pro rata, and 2% to our general partner, until we distribute for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter; and

•	thereafter, in the manner described in “Incentive Distribution Rights” below.

The percentage interests set forth above assume that our general partner maintains its 2% general partner interest and has not transferred the incentive distribution rights and that we do not issue additional classes of equity securities.

Incentive Distribution Rights

Incentive distribution rights represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution for our common units and the target distribution levels have been achieved. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest. Except for transfers of incentive distribution rights to an affiliate or another entity as part of our general partner’s merger or consolidation with or into, or sale of all or substantially all of its assets to such entity, the approval of a majority of our common units (excluding common units held by our general partner and its affiliates), voting separately as a class, generally is required for a transfer of the incentive distributions rights to a third party prior to December 31, 2016. Any transfer by our general partner of the incentive distribution rights would not change the percentage allocations of quarterly distributions with respect to such rights.

If for any quarter we have distributed available cash from operating surplus to the common unitholders in an amount equal to the minimum quarterly distribution, then we distribute any additional available cash from operating surplus for that quarter among the common unitholders and our general partner in the following manner:

•	first, 98% to all common unitholders, pro rata, and 2% to our general partner, until each common unitholder receives a total of $0.4025 per unit for that quarter (the “first target distribution”);

•	second, 85% to all common unitholders, pro rata, and 15% to our general partner, until each common unitholder receives a total of $0.4375 per unit for that quarter (the “second target distribution”);

•	third, 75% to all common unitholders, pro rata, and 25% to our general partner, until each common unitholder receives a total of $0.525 per unit for that quarter (the “third target distribution”); and

•	thereafter, 50% to all common unitholders, pro rata, and 50% to our general partner.

The percentage interests set forth above assume that our general partner maintains its 2% general partner interest and has not transferred the incentive distribution rights and that we do not issue additional classes of equity securities.

Percentage Allocations of Available Cash From Operating Surplus

The following table illustrates the percentage allocations of the additional available cash from operating surplus between the common unitholders and our general partner up to the various target distribution levels. The amounts set forth under “Marginal Percentage Interest in Distributions” are the percentage interests of the common unitholders and our general partner in any available cash from operating surplus we distribute up to and including the corresponding amount in the column “Total Quarterly Distribution Target Amount,” until available cash from operating surplus we distribute reaches the next target distribution level, if any. The percentage interests shown for the common unitholders and our general partner for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests shown for our general partner include its 2% general partner interest and assume our general partner has contributed any capital necessary to maintain its 2% general partner interest and has not transferred the incentive distribution rights.

	Total Quarterly Distribution Target Amount	Marginal Percentage Interest in Distributions
		Common Unitholders	General Partner
Minimum Quarterly Distribution	$0.35	98%	2%
First Target Distribution	up to $0.4025	98%	2%
Second Target Distribution	above $0.4025 up to $0.4375	85%	15%
Third Target Distribution	above $0.4375 up to $0.525	75%	25%
Thereafter	above $0.525	50%	50%

Distributions From Capital Surplus

How Distributions From Capital Surplus Are Made

We make distributions of available cash from capital surplus, if any, in the following manner:

•

first, 98% to all common unitholders, pro rata, and 2% to our general partner, until we distribute for each common unit an amount of available cash from capital surplus equal to the initial public offering price of our common units; and

•	thereafter, we make all distributions of available cash from capital surplus as if they were from operating surplus.

The preceding paragraph is based on the assumption that our general partner maintains its 2% general partner interest and that we do not issue additional classes of equity securities.

Effect of a Distribution From Capital Surplus

Our partnership agreement treats a distribution of capital surplus on our common units as the repayment of the initial unit price from our initial public offering on December 19, 2006, which is a return of capital. Each time a distribution of capital surplus on our common units is made, the minimum quarterly distribution for the common units and the target distribution levels will be reduced in the same proportion as the distribution had to the fair market value of the common units prior to the announcement of the distribution. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for our general partner to receive incentive distributions. However, any distribution of capital surplus on our common units before the minimum quarterly distribution is reduced to zero cannot be applied to the payment of the minimum quarterly distribution.

Once we distribute capital surplus on a common unit issued in our initial public offering in an amount equal to the initial unit price, we will reduce the minimum quarterly distribution and the target distribution levels for our common units to zero. We will then make all future distributions on our common units from operating surplus, with 50% being paid to the holders of common units and 50% to our general partner. The percentage interests shown for our general partner include its 2% general partner interest and assume the general partner maintains its 2% general partner interest and has not transferred the incentive distribution rights.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

In addition to adjusting the minimum quarterly distribution and target distribution levels for our common units to reflect a distribution of capital surplus, if we combine our common units into fewer units or subdivide our common units into a greater number of units, we will proportionately adjust:

•	the minimum quarterly distribution;

•	the target distribution levels; and

•	the initial unit price.

For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the initial unit price would each be reduced to 50% of its initial level. We will not make any adjustment by reason of the issuance of additional common units for cash or property.

Distributions of Cash Upon Liquidation

If we dissolve in accordance with our partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. Neither the sale of all or substantially all of our property or business, nor the consolidation or merger of us with or into any other entity, individually or in a series of transactions, will be deemed a liquidation. We will apply any proceeds of liquidation available for distribution to our general and limited partners in the manner set forth below.

First, holders of our Series A Preferred Units, Series B Preferred Units, Series C-1 Preferred Units and Series D Preferred Units will have the right to receive the liquidation preference of $25.00 per unit, $25.00 per unit, $23.95 per unit and $25.00 per unit, respectively, plus an amount equal to all accumulated and unpaid distributions thereon to the date of payment, whether or not declared.

After such Preferred Unit distribution, if, as of the date three trading days prior to the announcement of the proposed liquidation, the average closing price of our common units for the preceding 20 trading days (or the current market price) is greater than the initial public offering common unit price (less any prior capital surplus distributions and any prior cash distributions made on our common units in connection with a partial liquidation), then the proceeds of the liquidation will be applied as follows:

•	first, 98% to the common unitholders, pro rata, and 2% to our general partner, until we distribute for each outstanding common unit an amount equal to the current market price of our common units; and

•	thereafter, 50% to all common unitholders, pro rata, 48% to holders of incentive distribution rights and 2% to our general partner.

If, as of the date three trading days prior to the announcement of the proposed liquidation, the current market price of our common units is equal to or less than the initial public offering common unit price (less any prior capital surplus distributions and any prior cash distributions made on our common units in connection with a partial liquidation), then the proceeds of the liquidation will be applied as follows:

•

first, 98% to the common unitholders, pro rata, and 2% to our general partner, until we distribute for each outstanding common unit an amount equal to the initial public offering unit price (less any prior capital surplus distributions and any prior cash distributions made on our common units in connection with a partial liquidation); and

•	thereafter, 50% to all common unitholders, pro rata, 48% to holders of incentive distribution rights and 2% to our general partner.

The immediately preceding two paragraphs are based on the assumption that our general partner maintains its 2% general partner interest and that we do not issue additional classes of equity securities.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax considerations that may be relevant to prospective unitholders and, unless otherwise noted in the following discussion, is the opinion of Perkins Coie LLP, our U.S. counsel, insofar as it relates to matters of U.S. federal income tax law and legal conclusions with respect to those matters. The opinion of our counsel is dependent on the accuracy of representations made by us to them, including descriptions of our operations contained herein.

This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (or the Code), legislative history, applicable U.S. Treasury Regulations (or Treasury Regulations), judicial authority and administrative interpretations, all as in effect on the date of this prospectus, and which are subject to change, possibly with retroactive effect, or are subject to different interpretations. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “we,” “our” or “us” are references to Teekay Offshore Partners L.P.

This discussion is limited to unitholders who hold their common units as capital assets for tax purposes. This discussion does not address all tax considerations that may be important to a particular unitholder in light of the unitholder’s circumstances, or to certain categories of unitholders that may be subject to special tax rules, such as:

•	dealers in securities or currencies,

•	traders in securities that have elected the mark-to-market method of accounting for their securities,

•	persons whose functional currency is not the U.S. dollar,

•	persons holding our common units as part of a hedge, straddle, conversion or other “synthetic security” or integrated transaction,

•	certain U.S. expatriates,

•	financial institutions,

•	insurance companies,

•	persons subject to the alternative minimum tax,

•	persons that actually or under applicable constructive ownership rules own 10% or more of our units; and

•	entities that are tax-exempt for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common units, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners in partnerships holding our common units should consult their own tax advisors to determine the appropriate tax treatment of the partnership’s ownership of our common units.

No ruling has been or will be requested from the Internal Revenue Service (or IRS) regarding any matter affecting us or our unitholders. Instead, we will rely on the opinion of Perkins Coie LLP. Unlike a ruling, an opinion of counsel represents only that counsel’s legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS.

This discussion does not address any U.S. estate tax considerations or tax considerations arising under the laws of any state, local or non-U.S. jurisdiction. Each unitholder is urged to consult its own tax advisor regarding the U.S. federal, state, local, non-U.S. and other tax consequences of the ownership or disposition of our common units.

Election to be Taxed as a Corporation

We have elected to be taxed as a corporation for U.S. federal income tax purposes. As such, unitholders are not directly subject to U.S. federal income tax on our income, but rather are subject to U.S. federal income tax on distributions received from us and dispositions of units as described below.

United States Federal Income Taxation of U.S. Holders

As used herein, the term U.S. Holder means a beneficial owner of our common units that is for U.S. federal income tax purposes: (a) a U.S. citizen or U.S. resident alien (or a U.S. Individual Holder), (b) a corporation or other entity taxable as a corporation, that was created or organized under the laws of the United States, any state thereof or the District of Columbia, (c) an estate whose income is subject to U.S. federal income taxation regardless of its source, or (d) a trust that either is subject to the supervision of a court within the United States and has one or more U.S. persons with authority to control all of its substantial decisions or has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

We have elected to be taxed as a corporation for U.S. federal income tax purposes. Subject to the discussion of PFICs below, any distributions made by us with respect to our common units to a U.S. Holder generally will constitute dividends, which may be taxable as ordinary income or “qualified dividend income” as described in more detail below, to the extent of our current and accumulated earnings and profits allocated to the U.S. Holder’s common units, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits allocated to the U.S. Holder’s common units will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in its common units and thereafter as capital gain, which will be either long term or short term capital gain depending upon whether the U.S. Holder has held the common units for more than one year. U.S. Holders that are corporations for U.S. federal income tax purposes generally will not be entitled to claim a dividends received deduction with respect to any distributions they receive from us. For purposes of computing allowable foreign tax credits for U.S. federal income tax purposes, dividends paid with respect to our common units will be treated as foreign source income and generally will be treated as “passive category income.”

Subject to holding period requirements and certain other limitations, dividends received with respect to our common units by a U.S. Holder who is an individual, trust or estate (or a Non-Corporate U.S. Holder) will be treated as “qualified dividend income” that is taxable to such Non-Corporate U.S. Holder at preferential capital gain tax rates provided that we are not classified as a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (we intend to take the position that we are not now and have never been classified as a PFIC, as discussed below). Any dividends received with respect to our common units not eligible for these preferential rates will be taxed as ordinary income to a Non-Corporate U.S. Holder.

Special rules may apply to any “extraordinary dividend” paid by us. Generally, an extraordinary dividend is a dividend with respect to a share of stock if the amount of the dividend is equal to or in excess of 10% of a common stockholder’s adjusted tax basis (or fair market value in certain circumstances) in such stock. In addition, extraordinary dividends include dividends received within a one year period that, in the aggregate, equal or exceed 20% of a stockholder’s adjusted tax basis (or fair market value in certain circumstances). If we pay an “extraordinary dividend” on our common units that is treated as “qualified dividend income,” then any loss recognized by a Non-Corporate U.S. Holder from the sale or exchange of such common units will be treated as long-term capital loss to the extent of the amount of such dividend.

Certain Non-Corporate U.S. Holders are subject to a 3.8% tax on certain investment income, including dividends. Non-Corporate U.S. Holders should consult their tax advisors regarding the effect, if any, of this tax on their ownership of our common units.

Sale, Exchange or Other Disposition of Common Units

Subject to the discussion of PFICs below, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other disposition of our common units in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such units. Subject to the discussion of extraordinary dividends above, such gain or loss generally will be treated as (a) long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition, or short-term capital gain or loss otherwise and (b) U.S.-source gain or loss, as applicable, for foreign tax credit purposes. Non-Corporate U.S. Holders may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.

Certain Non-Corporate U.S. Holders are subject to a 3.8% tax on certain investment income, including capital gains from the sale or other disposition of our common units. Non-Corporate U.S. Holders should consult their tax advisors regarding the effect, if any, of this tax on their disposition of our common units.

Consequences of Possible PFIC Classification

A non-U.S. entity treated as a corporation for U.S. federal income tax purposes will be treated as a PFIC in any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to a “look through” rule, either: (a) at least 75% of its gross income is “passive” income; or (b) at least 50% of the average value of its assets is attributable to assets that produce, or are held for the production of, passive income.

For purposes of these tests, “passive income” includes dividends, interest, gains from the sale or exchange of investment property and rents and royalties other than rents and royalties that are received from unrelated parties in connection with the active conduct of a trade or business. By contrast, income derived from the performance of services does not constitute “passive income.”

There are legal uncertainties involved in determining whether the income derived from our time-chartering activities constitutes rental income or income derived from the performance of services, including legal uncertainties arising from the decision in Tidewater Inc. v. United States, 565 F.3d 299 (5th Cir. 2009), which held that income derived from certain time-chartering activities should be treated as rental income rather than services income for purposes of a foreign sales corporation provision of the Code. However, the IRS stated in an Action on Decision (AOD 2010-01) that it disagrees with, and will not acquiesce to, the way that the rental versus services framework was applied to the facts in the Tidewater decision, and in its discussion stated that the time charters at issue in Tidewater would be treated as producing services income for PFIC purposes. The IRS’s statement with respect to Tidewater cannot be relied upon or otherwise cited as precedent by taxpayers. Consequently, in the absence of any binding legal authority specifically relating to the statutory provisions governing PFICs, there can be no assurance that the IRS or a court would not follow the Tidewater decision in interpreting the PFIC provisions of the Code. Moreover, the market value of our units may be treated as reflecting the value of our assets at any given time. Therefore, a decline in the market value of our units (which is not within our control) may impact the determination of whether we are a PFIC. Nevertheless, based on our and our subsidiaries’ current assets and operations, we intend to take the position that we are not now and have never been a PFIC, and our counsel, Perkins Coie LLP, is of the opinion that it is more likely than not that we are not a PFIC based on applicable law, including the Code, legislative history, published revenue rulings and court decisions, and representations we have made to them regarding the composition of our assets, the source of our income and the nature of our activities and other operations, including:

•	the total payments due to us under each of our time charters and certain of our FPSO contracts are substantially in excess of the current bareboat charter rate for comparable vessels;

•	the income derived from our contracts of affreightment, time chartering activities and certain of our FPSO contracts will be greater than 25% of our total gross income at all relevant times; and

•	the gross value of our vessels servicing our contracts of affreightment, time charters and certain of our FPSO contracts will exceed the gross value of all other assets we own at all relevant times.

An opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinion of Perkins Coie LLP may not be sustained by a court if contested by the IRS. Further, no assurance can be given that we would not constitute a PFIC for any future taxable year if there were to be changes in our or our subsidiaries’ assets, income or operations.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder generally would be subject to different taxation rules depending on whether the U.S. Holder makes a timely and effective election to treat us as a “Qualified Electing Fund” (or a QEF election). As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to our common units, as discussed below.

Taxation of U.S. Holders Making a Timely QEF Election.    If a U.S. Holder makes a timely QEF election (an Electing Holder), the Electing Holder must report each taxable year for U.S. federal income tax purposes the Electing Holder’s pro rata share of our ordinary earnings and net capital gain, if any, for each taxable year for which we are a PFIC that ends with or within the Electing Holder’s taxable year, regardless of whether or not the Electing Holder received distributions from us in that year. Such income inclusions would not be eligible for the preferential tax rates applicable to “qualified dividend income”. The Electing Holder’s adjusted tax basis in our common units will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that were previously taxed will result in a corresponding reduction in the Electing Holder’s adjusted tax basis in our common units and will not be taxed again once distributed. An Electing Holder generally will recognize capital gain or loss on the sale, exchange or other disposition of our common units. A U.S. Holder makes a QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with the U.S. Holder’s timely filed U.S. federal income tax return (including extensions).

If a U.S. Holder has not made a timely QEF election with respect to the first year in the U.S. Holder’s holding period of our common units during which we qualified as a PFIC, the U.S. Holder may be treated as having made a timely QEF election by filing a QEF election with the U.S. Holder’s timely filed U.S. federal income tax return (including extensions) and, under the rules of Section 1291 of the Code, a “deemed sale election” to include in income as an “excess distribution” (described below) the amount of any gain that the U.S. Holder would otherwise recognize if the U.S. Holder sold the U.S. Holder’s common units on the “qualification date”. The qualification date is the first day of our taxable year in which we qualified as a “qualified electing fund” with respect to such U.S. Holder. In addition to the above rules, under very limited circumstances, a U.S. Holder may make a retroactive QEF election if the U.S. Holder failed to file the QEF election documents in a timely manner. If a U.S. Holder makes a timely QEF election for one of our taxable years, but did not make such election with respect to the first year in the U.S. Holder’s holding period of our common units during which we qualified as a PFIC and the U.S. Holder did not make the deemed sale election described above, the U.S. Holder also will be subject to the more adverse rules described below.

A U.S. Holder’s QEF election will not be effective unless we annually provide the U.S. Holder with certain information concerning our income and gain, calculated in accordance with the Code, to be included with the U.S. Holder’s U.S. federal income tax return. We have not provided our U.S. Holders with such information in prior taxable years and do not intend to provide such information in the current taxable year. Accordingly, U.S. Holders will not be able to make an effective QEF election at this time. If, contrary to our expectations, we determine that we are or will be a PFIC for any taxable year, we will provide U.S. Holders with the information necessary to make an effective QEF election with respect to our common units.

Taxation of U.S. Holders Making a “Mark-to-Market” Election.    If we were to be treated as a PFIC for any taxable year and, as we anticipate, our common units were treated as “marketable stock,” then, as an alternative to making a QEF election, a U.S. Holder would be allowed to make a “mark-to-market” election with respect to our common units, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made for the first year a U.S. Holder holds or is deemed to hold our common units and for which we are a PFIC, the U.S. Holder generally would include as ordinary income in each taxable year that we are a PFIC the excess, if any, of the fair market value of the U.S. Holder’s common units at the end of the taxable year over the U.S. Holder’s adjusted tax basis in the common units. The U.S. Holder also would be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common units over the fair market value thereof at the end of the taxable year that we are a PFIC, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in our common units would be adjusted to reflect any such income or loss recognized. Gain recognized on the sale, exchange or other disposition of our common units in taxable years that we are a PFIC would be treated as ordinary income, and any loss recognized on the sale, exchange or other disposition of the common units in taxable years that we are a PFIC would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. Because the mark-to-market election only applies to marketable stock, however, it would not apply to a U.S. Holder’s indirect interest in any of our subsidiaries that were also determined to be PFICs.

If a U.S. Holder makes a mark-to-market election for one of our taxable years and we were a PFIC for a prior taxable year during which such U.S. Holder held our common units and for which (a) we were not a QEF with respect to such U.S. Holder and (b) such U.S. Holder did not make a timely mark-to-market election, such U.S. Holder would also be subject to the more adverse rules described below in the first taxable year for which the mark-to-market election is in effect and also to the extent the fair market value of the U.S. Holder’s common units exceeds the U.S. Holder’s adjusted tax basis in the common units at the end of the first taxable year for which the mark-to-market election is in effect.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election.    If we were to be treated as a PFIC for any taxable year, a U.S. Holder who does not make either a QEF election or a “mark-to-market” election for that year (a Non-Electing Holder) would be subject to special rules resulting in increased tax liability with respect to (a) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our common units in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years or, if shorter, the Non-Electing Holder’s holding period for the common units), and (b) any gain realized on the sale, exchange or other disposition of the common units. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the common units;

•

the amount allocated to the current taxable year and any taxable year prior to the taxable year we were first treated as a PFIC with respect to the Non-Electing Holder would be taxed as ordinary income in the current taxable year;

•	the amount allocated to each of the other taxable years would be subject to U.S. federal income tax at the highest rate of tax in effect for the applicable class of taxpayer for that year; and

•	an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

Additionally, for each year during which a U.S. Holder owns common units, we are a PFIC, and the total value of all PFIC units or stock that such U.S. Holder directly or indirectly holds exceeds certain thresholds, such U.S. Holder generally will be required to file IRS Form 8621 with its annual U.S. federal income tax return to report its ownership of our units. In addition, if a Non-Electing Holder who is an individual dies while owning our common units, such Non-Electing Holder’s successor generally would not receive a step-up in tax basis with respect to such common units.

U.S. Holders are urged to consult their own tax advisors regarding the PFIC rules, including the PFIC annual reporting requirements as well as the applicability, availability and advisability of, and procedure for, making QEF, Mark-to-Market Elections and other available elections with respect to us, and the U.S. federal income tax consequences of making such elections.

Consequences of Possible Controlled Foreign Corporation Classification

If CFC Unitholders (generally, U.S. Holders who each own, directly, indirectly or constructively, 10% or more of the total combined voting power of our outstanding units entitled to vote) own directly, indirectly or constructively more than 50% of either the total combined voting power of our outstanding units entitled to vote or the total value of all of our outstanding units, we generally would be treated as a controlled foreign corporation, or a CFC.

CFC Unitholders are treated as receiving current distributions of their shares of certain income of the CFC without regard to any actual distributions and are subject to other burdensome U.S. federal income tax and administrative requirements but generally are not also subject to the requirements generally applicable to owners of a PFIC. In addition, a person who is or has been a CFC Unitholder may recognize ordinary income on the disposition of units of the CFC. Although we do not believe we are or will become a CFC, U.S. persons owning a substantial interest in us should consider the potential implications of being treated as a CFC Unitholder in the event we become a CFC in the future.

The U.S. federal income tax consequences to U.S. Holders who are not CFC Unitholders would not change in the event we become a CFC in the future.

U.S. Return Disclosure Requirements for U.S. Individual Holders

U.S. Individual Holders who hold certain specified foreign financial assets, including stock in a foreign corporation that is not held in an account maintained by a financial institution, with an aggregate value in excess of $50,000, on the last day of a taxable year, or $75,000 at any time during that taxable year, may be required to report such assets on IRS Form 8938 with their U.S. federal income tax return for that taxable year. This reporting requirement does not apply to U.S. Individual Holders who report their ownership of our common units under the PFIC annual reporting rules described above. Penalties apply for failure to properly complete and file IRS Form 8938. Investors are encouraged to consult with their own tax advisors regarding the possible application of this disclosure requirement to their investment in our common units.

United States Federal Income Taxation of Non-U.S. Holders

A beneficial owner of our common units (other than a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder is a Non-U.S. Holder.

Distributions

In general, a Non-U.S. Holder will not be subject to U.S. federal income tax on distributions received from us with respect to our common units unless the distributions are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that the Non-U.S. Holder maintains in the United States). If a Non-U.S. Holder is engaged in a trade or business within the United States, and the distributions are deemed to be effectively connected to that trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax on those distributions in the same manner as if it were a U.S. Holder.

Sale, Exchange or Other Disposition of Common Units

In general, a Non-U.S. Holder is not subject to U.S. federal income tax on any gain resulting from the disposition of our common units unless (a) such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the Non-U.S. Holder maintains in the United States) or (b) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year in which such disposition occurs and meets certain other requirements. If a Non-U.S. Holder is engaged in a trade or business within the United States and the disposition of our units is deemed to be effectively connected to that trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax on the resulting gain in the same manner as if it were a U.S. Holder.

Information Reporting and Backup Withholding

In general, payments of distributions with respect to, or the proceeds of a disposition of, our common units to a Non-Corporate U.S. Holder will be subject to information reporting requirements. These payments to a Non-Corporate U.S. Holder also may be subject to backup withholding if the Non-Corporate U.S. Holder:

•	fails to timely provide an accurate taxpayer identification number;

•	is notified by the IRS that the U.S. Holder has failed to report all interest or distributions required to be shown on the U.S. Holder’s U.S. federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding on payments made to them within the United States, or through a U.S. payor, by certifying their status on IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP or W-8IMY, as applicable.

Backup withholding is not an additional tax. Rather, a unitholder generally may obtain a credit for any amount withheld against its liability for U.S. federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by accurately completing and timely filing a U.S. federal income tax return with the IRS.

NON-UNITED STATES TAX CONSIDERATIONS

Marshall Islands Tax Considerations

The following discussion is based upon the opinion of Watson Farley & Williams LLP, our counsel as to matters of the laws of the Republic of The Marshall Islands, and the current laws of the Republic of The Marshall Islands and is applicable only to persons who are not citizens of, do not reside in, maintain offices in or engage in business or transactions in the Republic of The Marshall Islands.

Because we and our subsidiaries do not, and we do not expect that we, or our subsidiaries will, conduct business, transactions or operations in the Republic of The Marshall Islands, and because all documentation related to this offering has been and will be executed outside of the Republic of The Marshall Islands, under current Marshall Islands law you will not be subject to Marshall Islands taxation or withholding on distributions, including upon a return of capital, we make to you as a unitholder, so long as you are not a citizen of, do not reside in, maintain offices in, or engage in business or transactions in the Republic of The Marshall Islands. In addition, you will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of our common units, and you will not be required by the Republic of The Marshall Islands to file a tax return relating to our common units.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, including the Marshall Islands, of its investment in us. Accordingly, each unitholder is urged to consult its tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and non-U.S., as well as U.S. federal, tax returns that may be required of such unitholder.

Canadian Federal Income Tax Considerations

The following discussion is a summary of the material Canadian federal income tax considerations under the Income Tax Act (Canada) (or the Canada Tax Act ), as of the date of this prospectus, that we believe are relevant to holders of common units who, for the purposes of the Canada Tax Act and the Canada-United States Tax Convention 1980 (or the Canada-U.S. Treaty), are at all relevant times resident in the United States and entitled to all of the benefits of the Canada-U.S. Treaty and who deal at arm’s length with us and Teekay Corporation (or U.S. Resident Holders). This discussion takes into account all proposed amendments to the Canada Tax Act and the regulations thereunder that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and assumes that such proposed amendments will be enacted substantially as proposed. However, no assurance can be given that such proposed amendments will be enacted in the form proposed or at all.

We are considered to be a partnership under Canadian federal income tax law and therefore not a taxable entity for Canadian income tax purposes.

A U.S. Resident Holder will not be liable to tax under the Canada Tax Act on any income or gains allocated by us to the U.S. Resident Holder in respect of such U.S. Resident Holder’s common units, provided that (a) we do not carry on business in Canada for purposes of the Canada Tax Act and (b) such U.S. Resident Holder does not hold such common units in connection with a business carried on by such U.S. Resident Holder through a permanent establishment in Canada for purposes of the Canada-U.S. Treaty.

A U.S. Resident Holder will not be liable to tax under the Canada Tax Act on any income or gain from the sale, redemption or other disposition of such U.S. Resident Holder’s common units, provided that, for purposes of the Canada-U.S. Treaty, such common units do not, and did not at any time in the twelve-month period preceding the date of disposition, form part of the business property of a permanent establishment in Canada of such U.S. Resident Holder.

We believe that our activities and affairs are conducted in such a manner that we are not carrying on business in Canada and that U.S. Resident Holders should not be considered to be carrying on business in Canada for purposes of the Canada Tax Act or the Canada-U.S. Treaty solely by reason of the acquisition, holding, disposition or redemption of our common units. We intend that this is and continues to be the case, notwithstanding that Teekay Shipping Limited (a subsidiary of Teekay Corporation that is resident and based in Bermuda) provides certain services to Teekay Offshore Partners L.P. and obtains some or all such services under subcontracts with Canadian service providers.

If the arrangements we have entered into result in our being considered to carry on business in Canada for purposes of the Canada Tax Act, U.S. Resident Holders would be considered to be carrying on business in Canada and may be required to file Canadian tax returns and, subject to any relief provided under the Canada-U.S. Treaty, would be subject to taxation in Canada on any income that is considered to be attributable to the business carried on by us in Canada. The Canada-U.S. Treaty contains a treaty benefit denial rule which may have the effect of denying relief thereunder from Canadian taxation to U.S. Resident Holders in respect of any income attributable to a business carried on by us in Canada.

Although we do not intend to do so, there can be no assurance that the manner in which we carry on our activities will not change from time to time as circumstances dictate or warrant in a manner that may cause U.S. Resident Holders to be carrying on business in Canada for purposes of the Canada Tax Act. Further, the relevant Canadian federal income tax law may change by legislation or judicial interpretation and the Canadian taxing authorities may take a different view than we have of the current law.

It is the responsibility of each U.S. Resident Holder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, including Canada, of an investment in us. Accordingly, each prospective U.S. Resident Holder is urged to consult, and depend upon, such unitholder’s tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each U.S. Resident Holder to file all state, local and non-U.S., as well as U.S. federal, tax returns that may be required of such unitholder.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with Citigroup Global Markets Inc., or the “Agent,” under which we may offer and sell common units having an aggregate offering price of up to $100,000,000 from time to time through the Agent, as our sales agent. We have filed the equity distribution agreement as an exhibit to a Report on Form 6-K, which is incorporated by reference in this prospectus supplement. The sales, if any, of common units made under the equity distribution agreement will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in block transactions, or as otherwise agreed upon by the Agent and us. As sales agent, the Agent will not engage in any transactions that stabilize the price of our common units.

Under the terms of the equity distribution agreement, we also may sell common units to the Agent as principal for its own account at a price agreed upon at the time of sale. If we sell common units to the Agent as principal, we will enter into a separate agreement with the Agent, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

We will designate the maximum amount of common units to be sold through the Agent on a daily basis or otherwise as we and the Agent agree and the minimum price per common unit at which such common units may be sold. Subject to the terms and conditions of the equity distribution agreement, the Agent will use its reasonable efforts to sell on our behalf all of the designated common units. We may instruct the Agent not to sell any common units if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Agent may suspend the offering of common units at any time and from time to time by notifying the other party.

The Agent will provide to us written confirmation following the close of trading on the New York Stock Exchange each day on which common units are sold under the equity distribution agreement. Each confirmation will include the number of common units sold on that day, the gross sales proceeds, the net proceeds to us (after regulatory transaction fees, if any, but before other expenses) and the compensation payable by us to the Agent. We will report at least quarterly the number of common units sold through the Agent under the equity distribution agreement, the net proceeds to us (before expenses) and the compensation paid by us to the Agent in connection with the sales of the common units.

We will pay the Agent a commission of up to 2% of the gross sales price per common unit sold through it as our agent under the equity distribution agreement. We have agreed to reimburse the Agent for certain of its expenses.

Settlement for sales of common units will occur on the third business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

If we or the Agent have reason to believe that our common units are no longer an “actively-traded security” as defined under Rule 101(c)(l) of Regulation M under the U.S. Securities Exchange Act of 1934, as amended, that party will promptly notify the other and sales of common units pursuant to the equity distribution agreement or any terms agreement will be suspended until in our collective judgment Rule 101(c)(1) or another exemptive provision has been satisfied.

The offering of common units pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all common units subject to the equity distribution agreement and (2) the termination of the equity distribution agreement by us or by the Agent.

In connection with the sale of the common units on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (or the Securities Act), and the compensation paid to the Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the Securities Act.

Citigroup Global Markets Inc. and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement. Affiliates of Citigroup Global Markets Inc. are lenders under certain of our and our affiliates’ credit facilities. To the extent we use proceeds from this offering to repay indebtedness under our credit facilities, affiliates of Citigroup Global Markets Inc. may receive a portion of the proceeds from this offering. Additionally, Citigroup Global Markets Inc. acted as a placement agent in connection with our private placements of common units and Series D Preferred Units, each of which closed on June 29, 2016, and received customary fees in connection therewith.

LEGAL MATTERS

The validity of the common units offered hereby and certain other legal matters with respect to the laws of the Republic of The Marshall Islands will be passed upon for us by Watson Farley & Williams LLP. Certain other legal matters will be passed upon for us by Perkins Coie LLP, Portland, Oregon. Vinson & Elkins L.L.P., Washington, D.C., will pass upon certain legal matters in connection with the offering on behalf of the Agent.

EXPERTS

The consolidated financial statements of Teekay Offshore Partners L.P. as of December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015, management’s assessment of the effectiveness of internal control over financial reporting of Teekay Offshore Partners L.P. as of December 31, 2015 and the consolidated financial statements of OOG TKP FPSO GmbH & Co KG as of December 31, 2015 and 2014 and for each of the years in the two-year period ended December 31, 2015 filed as Exhibit 15.2 to our Annual Report on Form 20-F for the year ended December 31, 2015, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the December 31, 2015 consolidated financial statements refer to a retrospective change in the method of accounting for debt issuance costs effective December 31, 2015 due to the adoption of Accounting Standards Update 2015-03, Simplifying the Presentation of Debt Issuance Costs.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC and incorporated into this prospectus, automatically will update information previously filed with the SEC and may replace information in this prospectus.

We incorporate by reference into this prospectus the documents listed below:

•	our Annual Report on Form 20-F for the year ended December 31, 2015;

•	all of our subsequent Annual Reports on Form 20-F filed prior to the termination of this offering;

•	our Reports on Form 6-K furnished to the SEC on May 24, 2016, June 22, 2016, June 30, 2016, August 15, 2016 and August 18, 2016;

•

all of our subsequent Reports on Form 6-K furnished prior to the termination of this offering that we identify in such Reports as being incorporated by reference into the registration statement of which this prospectus is a part; and

•

the description of our common units contained in our Registration Statement on Form 8-A/A filed on July 29, 2016, including any subsequent amendments or reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through its public reference facilities or its website at the addresses provided in “Where You Can Find More Information” in the accompanying prospectus. You also may request a copy of any document incorporated by reference into this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost by visiting our internet website at www.teekayoffshore.com. The information contained in our website, or any other website, is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. You may also make requests for such documents at no cost by writing or calling us at the following address:

Teekay Offshore Partners L.P.

4th Floor, Belvedere Building,

69 Pitts Bay Road

Hamilton HM 08, Bermuda

Attn: Corporate Secretary

(441) 298-2530

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

In reviewing any agreements included as exhibits to the registration statement relating to the common units covered by this prospectus or to other SEC filings incorporated by reference into this prospectus, please be aware that these agreements are attached as exhibits to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement, which representations and warranties may have been made solely for the benefit of the other parties to the applicable agreement and, as applicable:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

have been qualified by disclosures that may have been made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement (or such other date or dates as may be specified in the agreement) and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied upon by investors in considering whether to invest in our securities.

EXPENSES

The following table sets forth estimated costs and expenses, other than the sales commission, we expect to incur in connection with the issuance and distribution of the common units covered by this prospectus.

Legal fees and expenses	$200,000
Accounting fees and expenses	$100,000
Printing costs	$35,000
Transfer agent fees	$15,000

Total	$350,000

$500,000,000

Teekay Offshore Partners L.P.

Common Units Representing Limited Partner Interests

We may offer from time to time common units, which represent limited partnership interests in Teekay Offshore Partners L.P. The common units offered by this prospectus will have an aggregate offering price of up to $500,000,000.

This prospectus describes some of the general terms that may apply to our common units. Each time we sell our common units, the information relating to a specific offering will be set forth in an amendment to the registration statement of which this prospectus is a part, or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus.

We may offer and sell our common units to or through one or more underwriters, dealers and agents, or directly to purchasers, or through other means, on a continuous or delayed basis. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or may be calculable from the information set forth, in the applicable prospectus supplement.

You should read this prospectus and any prospectus supplement carefully before you invest in our common units. This prospectus may not be used to offer and sell our common units unless accompanied by a prospectus supplement.

Our common units are traded on the New York Stock Exchange under the symbol “TOO.” On June 25, 2014, the last reported sale price of our common units on the New York Stock Exchange was $37.03 per unit.

Investing in our common units involves a high degree of risk. In addition, limited partnerships are inherently different than corporations. You should carefully consider the section entitled “Forward-Looking Statements” contained on page 1 and each of the factors described under “Risk Factors” beginning on page 3 of this prospectus before you make an investment in our common units.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2014

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus. We have not authorized anyone else to give you different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not offering these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed or hereafter file with the U.S. Securities and Exchange Commission (or SEC) that is incorporated by reference into this prospectus, is accurate as of any date other than its respective date. We will disclose material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell from time to time our common units described in this prospectus in one or more offerings up to an aggregate offering price of $500,000,000. This prospectus generally describes us and the common units we may offer. Each time we offer common units with this prospectus, we will provide this prospectus and a prospectus supplement that will describe, among other things, the specific amounts and prices of the common units being offered and the terms of the offering. The prospectus supplement may also add to, update or change information in this prospectus. If information varies between this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these common units. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of our common units. Our business, financial condition, results of operations and prospects, as well as other information, may have changed since such dates.

Unless otherwise indicated, references in this prospectus to “Teekay Offshore Partners,” “we,” “us” and “our” and similar terms refer to Teekay Offshore Partners L.P. and/or one or more of its subsidiaries, except that those terms, when used in this prospectus in connection with the common units described herein, shall mean specifically Teekay Offshore Partners L.P. References in this prospectus to “Teekay Corporation” refer to Teekay Corporation and/or any one or more of its subsidiaries.

Unless otherwise indicated, all references in this prospectus to “dollars” and “$” are to, and amounts are presented in, U.S. Dollars, and financial information presented in this prospectus is prepared in accordance with accounting principles generally accepted in the United States (or GAAP).

You should read carefully this prospectus, any prospectus supplement, and the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in or incorporated by reference into this prospectus and any prospectus supplements are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995, as amended, provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. In addition, we and our representatives may from time to time make other oral or written statements that are also forward-looking statements. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business, and the markets in which we operate. In some cases, you can identify the forward-looking statements by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “intend,” “forecast,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events affecting us. Forward-looking statements are subject to risks, uncertainties and assumptions, including those risks discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in other reports we file with the SEC and that are incorporated into this prospectus by reference. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. In addition, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement, and accordingly, you should not place undue reliance on forward-looking statements.

TEEKAY OFFSHORE PARTNERS L.P.

Teekay Offshore Partners L.P. is an international provider of marine transportation, oil production and storage services to the offshore oil industry, focusing on the growing deep water offshore oil regions of the North Sea and Brazil. We were formed in August 2006 by Teekay Corporation (NYSE:TK), a leading provider of marine services to the global oil and gas industries, to further develop its operations in the offshore market. Our growth strategy focuses on expanding our fleet of shuttle tankers, floating storage and offtake (or FSO) units, floating production, storage and offloading (or FPSO) units and towage tankers under long-term, fixed-rate time charters. We intend to continue our practice of generally acquiring shuttle tankers, FSO units, FPSO units and towage tankers as needed for approved projects only after the long-term charters for the projects have been awarded to us, rather than ordering vessels on a speculative basis. We have entered into and may enter into additional joint ventures and partnerships with companies that may provide increased access to these opportunities or we may engage in vessel or business acquisitions. We seek to leverage the expertise, relationships and reputation of Teekay Corporation and its affiliates to pursue these growth opportunities in the offshore sectors and may consider other opportunities to which our competitive strengths are well suited. We have rights to participate in certain other FPSO, shuttle tanker and other opportunities that may be provided by Teekay Corporation or other entities. Our operating fleet operates under medium to long-term, stable contracts and we are structured as a publicly-traded master limited partnership. Teekay Corporation indirectly owns and controls our general partner and beneficially owns a 27.9% limited partner interest in us, including a 2% general partner interest.

Our operations are conducted through, and our operating assets are owned by, our subsidiaries. Our general partner, Teekay Offshore GP L.L.C., a Marshall Islands limited liability company, has an economic interest in us and manages our operations and activities. Our general partner does not receive any management fee or other compensation in connection with its management of our business, but it is entitled to be reimbursed for all direct and indirect expenses incurred on our behalf. Pursuant to services agreements between us and our subsidiaries, on the one hand, and other subsidiaries of Teekay Corporation, on the other hand, the Teekay Corporation subsidiaries provide to us substantially all of our administrative services and to our subsidiaries substantially all of their strategic, business development, advisory, ship management, technical and administrative services.

We are a limited partnership organized under the laws of the Republic of The Marshall Islands. Our principal executive offices are located at 4th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton HM 08, Bermuda, and our phone number is (441) 298-2530. Our website address is www.teekayoffshore.com. The information contained in our website is not part of this prospectus.

RISK FACTORS

Before investing in our common units, you should carefully consider all of the information included or incorporated by reference into this prospectus. Although many of our business risks are comparable to those of a corporation engaged in a similar business, limited partner interests are inherently different from the capital stock of a corporation. When evaluating an investment in any of our common units, you should carefully consider the following risk factors together with all other information included in this prospectus, including those risks discussed under the caption “Risk Factors” in our latest Annual Report on Form 20-F filed with the SEC, which are incorporated by reference into this prospectus, and information included in any applicable prospectus supplement.

If any of these risks were to occur, our business, financial condition, operating results or cash flows could be materially adversely affected. In that case, we might be unable to pay distributions on our common units, the trading price of our common units could decline, and you could lose all or part of your investment.

In addition to the following risk factors, please read “Material United States Federal Income Tax Considerations” in this prospectus for a more complete discussion of expected material U.S. federal income tax consequences of owning and disposing of our common units.

Risks Inherent in an Investment in our Common Units

Our partnership agreement limits our general partner’s fiduciary duties to our unitholders and restricts the remedies available to unitholders for actions taken by our general partner.

Our partnership agreement contains provisions that restrict the standards to which our general partner would otherwise be held by Marshall Islands law. For example, our partnership agreement:

•	permits our general partner to make a number of decisions in its individual capacity, as opposed to in its capacity as our general partner. Where our partnership agreement permits, our general partner may consider only the interests and factors that it desires, and in such cases it has no duty or obligation to give any consideration to any interest of, or factors affecting us, our affiliates or our unitholders. Decisions made by our general partner in its individual capacity are made by its sole owner, Teekay Corporation, and not by the board of directors of our general partner. Examples include the exercise of its call right, its voting rights with respect to the common units it owns, its registration rights and its determination whether to consent to any merger or consolidation of the partnership;

•	provides that our general partner is entitled to make other decisions in “good faith” if it reasonably believes that the decision is in our best interests (which definition of good faith does not apply to the contractual duty of good and fair dealing we owe to holders of our 7.25% Series A Cumulative Redeemable Preferred Units (the Series A Preferred Units));

•	generally provides that affiliated transactions and resolutions of conflicts of interest not approved by the conflicts committee of the board of directors of our general partner and not involving a vote of common unitholders must be on terms no less favorable to us than those generally being provided to or available from unrelated third parties or be “fair and reasonable” to us and that, in determining whether a transaction or resolution is “fair and reasonable,” our general partner may consider the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us; and

•	provides that our general partner and its officers and directors will not be liable for monetary damages to us or our limited partners for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that the general partner or those other persons acted in bad faith or engaged in fraud, willful misconduct or gross negligence.

In order to become a limited partner of our partnership, a common unitholder agrees to be bound by the provisions in the partnership agreement, including the provisions discussed above.

Fees and cost reimbursements, which our general partner determines for services provided to us, are substantial and reduce our cash available for distribution to our unitholders.

Prior to making any distribution to unitholders, we pay fees for services provided to us and our operating subsidiaries by certain subsidiaries of Teekay Corporation, and we reimburse our general partner for all expenses it incurs on our behalf. These fees are negotiated on our behalf by our general partner, and our general partner also determines the amounts it is reimbursed. These fees and expenses include all costs incurred in providing certain advisory, ship management, technical and administrative services to us and our operating subsidiaries. The payment of fees to Teekay Corporation and reimbursement of expenses to our general partner could adversely affect our ability to pay cash distributions to unitholders.

Our Series A Preferred Units rank senior to our common units, and we are unable to make any distribution to our common unitholders unless full cumulative distributions are made on our Series A Preferred Units.

On April 30, 2013, we issued 6,000,000 of our Series A Preferred Units with a liquidation preference of $25.00 per unit, and we may issue additional Series A Preferred Units or other senior securities in the future. The Series A Preferred Units represent perpetual equity interests in us and rank senior to our common units. Distributions on the Series A Preferred Units are cumulative from the date of original issue and are payable quarterly in arrears on the 15th day of February, May, August and November of each year, when, as and if declared by the board of directors of our general partner. No distribution may be declared or paid or set apart for payment on the common units, or any other junior securities, unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series A Preferred Units and any parity securities through the most recent respective distribution payment dates.

Our general partner, which is owned and controlled by Teekay Corporation, makes all decisions on our behalf, subject to the limited voting rights of our unitholders.

Unlike the holders of common stock in a corporation, unitholders have only limited voting rights on matters affecting our business and, therefore, limited ability to influence management’s decisions regarding our business. Unitholders did not elect our general partner or its board of directors and have no right to elect our general partner or its board of directors on an annual or other continuing basis, subject to the limited rights of the holders of Series A Preferred Units to elect one director in the event that six quarterly distributions payable on the Series A Preferred Units are in arrears. Teekay Corporation, which owns and controls our general partner, appoints our general partner’s board of directors. Our general partner makes all decisions on our behalf. If the unitholders are dissatisfied with the performance of our general partner, they have little ability to remove our general partner. As a result of these limitations, the price at which the common units trade could be diminished because of the absence or reduction of a takeover premium in the trading price.

The vote of the holders of at least 66-2/3% of all outstanding common units voting together as a single class is required to remove the general partner. As of June 1, 2014, Teekay Corporation beneficially owned a 27.9% limited partner interest in us, in addition to its 2% general partner interest.

Our partnership agreement restricts the voting rights of unitholders owning 20% or more of our common units.

Our partnership agreement restricts unitholders’ voting rights by providing that any units held by a person that owns 20% or more of any class or series of units then outstanding, other than our general partner, its affiliates, their transferees and persons who acquired such units with the prior approval of the board of directors of our general partner, cannot vote on any matter. This loss of voting rights does not apply to the Series A Preferred Units. Our partnership agreement also contains provisions limiting the ability of unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the unitholders’ ability to influence the manner or direction of management.

The control of our general partner may be transferred to a third party without unitholder consent.

On or after December 31, 2016, our general partner may transfer its general partner interest to a third party in a merger or in a sale of all or substantially all of its assets without the consent of the unitholders. In addition, our partnership agreement does not restrict the ability of the members of our general partner from transferring their respective membership interests in our general partner to a third party. In the event of any such transfer, the new members of our general partner would be in a position to replace the board of directors and officers of our general partner with their own choices and to control the decisions taken by the board of directors and officers.

In establishing cash reserves, our general partner may reduce the amount of cash available for distribution to unitholders.

Our partnership agreement requires our general partner to deduct from our available cash reserves that it determines are necessary to fund our future operating expenditures. These reserves affect the amount of cash available for distribution by us to our unitholders. In addition, our partnership agreement requires our general partner each quarter to deduct from operating surplus estimated maintenance capital expenditures, as opposed to actual expenditures, which could reduce the amount of available cash for distribution.

We can borrow money to pay distributions, which would reduce the amount of credit available to operate our business.

Our partnership agreement allows us to make working capital borrowings to pay distributions. Accordingly, we can make distributions on all our units even though cash generated by our operations may not be sufficient to pay such distributions. Any working capital borrowings by us to make distributions may reduce the amount of working capital borrowings we can make for operating our business.

Unitholders may have liability to repay distributions.

Under certain circumstances, unitholders may have to repay amounts wrongfully distributed to them. Under the Marshall Islands Limited Partnership Act (or Marshall Islands Act), we may not make a distribution to unitholders to the extent that, at the time of the distribution, after giving effect to the distribution, all of our liabilities, other than liabilities to our partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specified property of ours, exceed the fair value of our assets, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in our assets only to the extent that the fair value of that property exceeds that liability. Marshall Islands law provides that for a period of three years from the date of the impermissible distribution, limited partners who received the distribution and who knew at the time of the distribution that it violated Marshall Islands law will be liable to the limited partnership for the distribution amount. Purchasers of units who become limited partners are liable for the obligations of the transferring limited partner to make contributions to the partnership that are known to the purchaser at the time it became a limited partner and for unknown obligations if the liabilities could be determined from the partnership agreement.

We may issue additional equity securities without unitholder approval, which would dilute their ownership interests.

Our general partner, without the approval of our unitholders, may cause us to issue an unlimited number of additional common units or other equity securities of equal or senior rank. The issuance by us of additional common units or other equity securities will have the following effects:

•	our unitholders’ proportionate ownership interest in us will decrease;

•	the amount of cash available for distribution on each unit may decrease;

•	the relative voting strength of each previously outstanding unit may be diminished;

•	the market price of the common units may decline; and

•	the ratio of taxable income to distributions may increase.

Our general partner has a call right that may require common unitholders to sell their common units at an undesirable time or price.

If at any time our general partner and its affiliates hold more than 80% of the then-issued and outstanding partnership securities of any class or series, except for the Series A Preferred Units, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining partnership securities of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10 but not more than 60 days’ notice. The purchase price in this event is the greater of (x) the average of the daily closing prices of the partnership securities of such class over the 20 trading days preceding the date three days before notice of exercise of the call right is first mailed and (y) the highest price paid by our general partner or any of its affiliates for partnership securities of such class during the 90-day period preceding the date such notice is first mailed. As a result of our general partner’s right to purchase outstanding partnership securities, a holder of partnership securities may have the holder’s partnership securities purchased at an undesirable time or price. Common unitholders may also incur a tax liability upon a sale of their units.

Increases in interest rates may cause the market price of our common units to decline.

An increase in interest rates may cause a corresponding decline in demand for equity investments in general, and in particular for yield-based equity investments such as our common units. Any such increase in interest rates or reduction in demand for our common units resulting from other relatively more attractive investment opportunities may cause the trading price of our common units to decline.

We have been organized as a limited partnership under the laws of the Republic of The Marshall Islands, which does not have a well-developed body of partnership law.

Our partnership affairs are governed by our partnership agreement and by the Marshall Islands Act. The provisions of the Marshall Islands Act resemble provisions of the limited partnership laws of a number of states in the United States, most notably Delaware. The Marshall Islands Act also provides that it is to be applied and construed to make it uniform with the laws of the State of Delaware and, so long as it does not conflict with the Marshall Islands Act or decisions of the Marshall Islands courts, the non-statutory law (or case law) of the courts of the State of Delaware is adopted as the law of the Marshall Islands. There have been, however, few, if any, court cases in the Marshall Islands interpreting the Marshall Islands Act, in contrast to Delaware, which has a fairly well-developed body of case law interpreting its limited partnership statute. Accordingly, we cannot predict whether Marshall Islands courts would reach the same conclusions as Delaware courts. For example, the rights of our unitholders and the fiduciary responsibilities of our general partner under Marshall Islands law are not as clearly established as under judicial precedent in existence in Delaware. As a result, unitholders may have more difficulty in protecting their interests in the face of actions by our general partner and its officers and directors than would unitholders of a limited partnership formed in the United States.

Because we are organized under the laws of the Marshall Islands, it may be difficult to serve us with legal process or enforce judgments against us, our directors or our management.

We are organized under the laws of the Marshall Islands, and all of our assets are located outside of the United States. Our business is operated primarily from our offices in Bermuda, Norway and Singapore. In addition, our general partner is a Marshall Islands limited liability company and a majority of its directors and officers are non-residents of the United States, and all or a substantial portion of the assets of these non-residents are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States if you believe that your rights have been infringed under securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Marshall Islands and of other jurisdictions may prevent or restrict you from enforcing a judgment against our assets or the assets of our general partner or its directors and officers. For more information regarding the relevant laws of the Marshall Islands, please read “Service of Process and Enforcement of Civil Liabilities.”

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we will use the net proceeds from the sale of our common units covered by this prospectus for general partnership purposes, which may include, among other things:

•	paying or refinancing all or a portion of our indebtedness outstanding at the time; and

•	funding working capital, capital expenditures or acquisitions.

The actual application of proceeds from the sale of any particular offering of our common units covered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

DESCRIPTION OF COMMON UNITS

General

Our common units represent limited partner interests in us. The holders of units are entitled to participate in partnership distributions and exercise the rights and privileges available to limited partners under our partnership agreement. For a description of the relative rights and privileges of holders of our common units and Series A Preferred Units and our general partner in and to partnership distributions, please read “Cash Distributions.”

Number of Units

The number of our common units outstanding, and those held by Teekay Corporation, which owns our general partner, are provided in our Annual Report on Form 20-F and in the quarterly reports we provide on Form 6-K.

Exchange Listing

Our common units are listed on the New York Stock Exchange, where they trade under the symbol “TOO.”

Transfer Agent and Registrar

Computershare Shareowner Services LLC serves as registrar and transfer agent for our common units.

Transfer of Common Units

By transfer of common units in accordance with our partnership agreement, each transferee of common units automatically will be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly. Each transferee automatically shall be deemed to:

•	represent that the transferee has the capacity, power and authority to become bound by our partnership agreement;

•	agree to be bound by the terms and conditions of, and to have executed, our partnership agreement;

•	grants powers of attorney to officers of our general partner and any liquidator of us as specified in our partnership agreement; and

•	give the consents and approvals contained in our partnership agreement.

We are entitled to treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a limited partner in our partnership for the transferred common units.

THE PARTNERSHIP AGREEMENT

The following is a summary of certain material terms of our partnership agreement, as amended. For additional information, we refer you to our partnership agreement, a copy of which is incorporated herein by reference. A summary of other important provisions of our partnership agreement and the rights and privileges of our common unitholders is included in our registration statement on Form 8-A/A as filed with the SEC on May 7, 2013, including any subsequent amendments or reports filed for the purpose of updating such description.

Issuance of Additional Securities

Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities and rights to buy partnership securities for the consideration and on the terms and conditions determined by our general partner, without the approval of our unitholders, other than the limited approval rights of the holders of the Series A Preferred Units. Consent of the holders of at least two-thirds of the outstanding Series A Preferred Units is required prior to, among other things, (a) issuing any parity securities if the cumulative distributions on Series A Preferred Units are in arrears or (b) creating or issuing any senior securities.

We may fund acquisitions through the issuance of additional common units or other equity securities. Holders of any additional common units we may issue will be entitled to share equally with the then-existing holders of our common units in distributions. In addition, the issuance of additional common units or other equity securities interests may dilute the value of the interests of the then-existing holders of our common units in our net assets.

In accordance with Marshall Islands law and the provisions of our partnership agreement, we may also issue additional partnership securities interests that, as determined by our general partner, have special voting or other rights to which our common units or Series A Preferred Units are not entitled.

Our general partner’s 2% general partner interest entitles it to receive 2% of all quarterly distributions that we make in respect of our common units prior to liquidation. Upon issuance of certain additional partnership securities (including our common units, but excluding our Series A Preferred Units), our general partner will have the right, but not the obligation, to make additional capital contributions to the extent necessary to maintain its general partner interest in us at the same percentage level as before the issuance. Our general partner’s 2% interest in us will thus be reduced if we issue certain additional partnership securities and our general partner does not elect to maintain its 2% general partner interest. Our general partner’s 2% interest does not entitle it to receive any portion of distributions made in respect of the Series A Preferred Units and our general partner’s interest is not affected by the issuance of Series A Preferred Units. Our general partner and its affiliates also have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain its and its affiliates’ percentage interest in us, including its interest represented by common units, that existed immediately prior to each issuance. Other holders of common units do not have similar preemptive rights to acquire additional common units or other partnership securities.

Merger, Sale, or Other Disposition of Assets

A merger or consolidation of us requires the consent of our general partner, in addition to the approval of the holders of common units representing a majority of outstanding common units. However, our general partner will have no duty or obligation to consent to any merger or consolidation and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners; provided, however, that our general partner owes a contractual duty of good faith and fair dealing to holders of the Series A Preferred Units pursuant to our partnership agreement. In addition, our partnership agreement generally prohibits our general partner, without common unitholder approval, from causing us to sell, exchange, or otherwise dispose of all or substantially all of our assets. Our general partner may, however, mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of our assets without limited partner approval.

If conditions specified in our partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity.

Our limited partners are not entitled to dissenters’ rights of appraisal under our partnership agreement or applicable law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets, or any other transaction or event.

Call Right

If at any time our general partner and its affiliates hold more than 80% of the then-issued and outstanding partnership securities of any class or series, except for the Series A Preferred Units, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining partnership securities of the class or series held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10 but not more than 60 days’ notice. The purchase price in this event is the greater of (x) the average of the daily closing prices of the partnership securities of such class or series over the 20 trading days preceding the date three days before notice of exercise of the call right is first mailed and (y) the highest price paid by our general partner or any of its affiliates for partnership securities of such class or series during the 90-day period preceding the date such notice is first mailed.

As a result of our general partner’s right to purchase outstanding partnership securities, a holder of partnership securities (except for the Series A Preferred Units) may have the holder’s partnership securities purchased at an undesirable time or price.

Meetings; Voting

Unlike the holders of common stock in a corporation, the holders of our common units have only limited voting rights on matters affecting our business. They have no right to elect our general partner (who manages our operations and activities) or the directors of our general partner on an annual or other continuing basis. On those matters that are submitted to a vote of common unitholders, each record holder of a common unit may vote according to the holder’s percentage interest of all common units entitled to vote on such matter, although additional limited partner interests having special voting rights could be issued.

Holders of the Series A Preferred Units generally have no voting rights. However, the consent of the holders of at least two-thirds of the outstanding Series A Preferred Units is required prior to (a) any amendment to our partnership agreement that would have a material adverse effect on the existing terms of the Series A Preferred Units, (b) issuing any parity securities if the cumulative distributions on Series A Preferred Units are in arrears or (c) creating or issuing any senior securities.

Except as described below regarding a person or group owning 20% or more of any class or series of limited partner interests then outstanding, limited partners as of the record date will be entitled to notice of, and to vote at, any meetings of our limited partners and to act upon matters for which approvals by the holders of such class or series of limited partner interests may be solicited.

Any action that is required or permitted to be taken by our limited partners, or any applicable class or series thereof, may be taken either at a meeting of the applicable limited partners or without a meeting if consents in writing describing the action so taken are signed by holders of the number of limited partner interests necessary to authorize or take that action at a meeting. Meetings of our limited partners may be called by our general partner or by limited partners owning at least 20% of the outstanding limited partner interests of the class or series for which a meeting is proposed. Limited partners may vote either in person or by proxy at meetings. The holders of a majority of the outstanding limited partner interests of the class or series for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the limited partners requires approval by holders of a greater percentage of the limited partner interests, in which case the quorum will be the greater percentage.

If at any time any person or group, other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates or a transferee approved by the board of directors of our general partner, acquires, in the aggregate, beneficial ownership of 20% or more of any class or series of our limited partner interests then outstanding, that person or group will lose voting rights on all of its limited partner interests, except for the Series A Preferred Units, and such limited partner interests may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of limited partners, calculating required votes, determining the presence of a quorum, or for other similar purposes.

Common units and Series A Preferred Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and the nominee provides otherwise.

Any notice, demand, request report, or proxy material required or permitted to be given or made to record holders of common units or Series A Preferred Units under our partnership agreement will be delivered to the record holder by us or by our transfer agent.

Registration Rights

Under our partnership agreement, we have agreed to register for resale under the U.S. Securities Act of 1933 (the Securities Act) and applicable state securities laws any common units or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available or advisable. These registration rights continue for two years following any withdrawal or removal of Teekay Offshore GP L.L.C. as our general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

Summary of Additional Important Provisions of Our Partnership Agreement and Conflicts of Interest Matters

Please also see the summary of important provisions of our partnership agreement and the rights and privileges of our unitholders included in our registration statement on Form 8-A/A as filed with the SEC on May 7, 2013, including any subsequent amendments or reports filed for the purpose of updating such description. In addition to the partnership agreement summary, the Form 8-A/A also describes (a) conflicts of interest that may arise as a result of the relationship between our general partner and its affiliates, including Teekay Corporation, on the one hand, and us and our unaffiliated limited partners on the other hand, and (b) the fiduciary duties our general partner owes us, and possible limitations on those duties. Please read “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

CASH DISTRIBUTIONS

Distribution of Available Cash

General

Within approximately 45 days after the end of each quarter, we distribute all of our available cash to unitholders of record on the applicable record date.

Available Cash

Available cash generally means, for each fiscal quarter, all cash on hand at the end of the quarter (including our proportionate share of cash on hand of certain subsidiaries we do not wholly own):

•	less the amount of cash reserves (including our proportionate share of cash reserves of certain subsidiaries we do not wholly own) established by our general partner to:

•	provide for the proper conduct of our business (including reserves for future capital expenditures and for our anticipated credit needs);

•	comply with applicable law, any debt instruments, or other agreements;

•	provide funds to pay quarterly distributions on, and to make any redemption payments relating to, the Series A Preferred Units; or

•	provide funds for distributions to our common unitholders and to our general partner for any one or more of the next four quarters;

•	plus all cash on hand (including our proportionate share of cash on hand of certain subsidiaries we do not wholly own) on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter. Working capital borrowings are generally borrowings that are made under our credit agreements and in all cases are used solely for working capital purposes or to pay distributions to partners.

Series A Preferred Units

As of the date of this prospectus, there are 6.0 million units of our Series A Preferred Units issued and outstanding. Our Series A Preferred Units rank senior to our common units as to the payment of distributions and amounts payable upon liquidation, dissolution or winding up and have a liquidation preference of $25.00 per unit. Our Series A Preferred Units are entitled to cumulative distributions from the date of original issue, with distributions being calculated at an annual rate of 7.25% on the stated liquidation preference and payable quarterly in arrears on the 15th day of February, May, August and November of each year, when, as and if declared by the board of directors of our general partner. At any time on or after April 30, 2018, the Series A Preferred Units may be redeemed, in whole or in part, at a redemption price of $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared. No distribution may be declared or paid or set apart for payment on any common units (other than a distribution payable solely in common units) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series A Preferred Units through the most recent distribution payment date for the Series A Preferred Units. For additional information about our Series A Preferred Units, please read our Form 8-A filed with the SEC on April 25, 2013.

Minimum Quarterly Distribution

Common unitholders are entitled under our partnership agreement to receive a quarterly distribution of $0.35 per unit, or $1.40 per unit per year, to the extent we have sufficient available cash from our operations after we establish cash reserves and pay fees and expenses, including payments to our general partner. Our general partner has the authority to determine the amount of our available cash for any quarter. This determination, as well as all determinations made by our general partner, must be made in good faith. There is no guarantee that we will pay the minimum quarterly distribution on our common units in any quarter, and we will be prohibited from making any distributions to our common unitholders if it would cause an event of default, or an event of default is existing, under our credit facilities, or if full cumulative distributions have not been paid or are not contemporaneously being paid or provided for on all outstanding Series A Preferred Units through the most recent distribution payment date for the Series A Preferred Units.

Operating Surplus and Capital Surplus

General

All cash distributed to common unitholders is characterized as either “operating surplus” or “capital surplus.” We treat distributions of available cash from operating surplus differently than distributions of available cash from capital surplus.

Definition of Operating Surplus

Operating surplus, for any period, generally means:

•	$15 million; plus

•	all of our cash receipts (including our proportionate share of cash receipts of certain subsidiaries we do not wholly own) after the closing of our initial public offering, excluding cash from (a) borrowings, other than working capital borrowings, (b) sales of equity and debt securities, (c) sales or other dispositions of assets outside the ordinary course of business, (d) termination of interest rate swap agreements, (e) capital contributions or (f) corporate reorganizations or restructurings (items (a)-(f) are referred to herein as “interim capital transactions”); plus

•	working capital borrowings (including our proportionate share of working capital borrowings for certain subsidiaries we do not wholly own) made after the end of a quarter but before the date of determination of operating surplus for the quarter; plus

•	interest paid on debt incurred (including periodic net payments under related interest rate swap agreements) and cash distributions paid on equity securities issued, in each case (and including our proportionate share of such interest and cash distributions paid by certain subsidiaries we do not wholly own), to finance all or any portion of the conversion or construction, replacement or improvement of a capital asset such as vessels during the period from such financing until the earlier to occur of the date the capital asset is put into service or the date that it is abandoned or disposed of; plus

•	interest paid on debt incurred (including periodic net payments under related interest rate swap agreements) and cash distributions paid on equity securities issued, in each case (and including our proportionate share of such interest and cash distributions paid by certain subsidiaries we do not wholly own), to pay the conversion or construction period interest on debt incurred (including periodic net payments under related interest rate swap agreements), or to pay conversion or construction period distributions on equity issued, to finance the conversion or construction projects described in the immediately preceding bullet; less

•

all of our operating expenditures (including our proportionate share of operating expenditures of certain subsidiaries we do not wholly own) after the closing of our initial public offering and the repayment of working capital borrowings, but not (a) the repayment of other borrowings, (b) actual maintenance capital expenditures, or expansion capital expenditures or investment capital expenditures, (c) transaction expenses (including taxes) related to interim capital transactions, (d) any Series A Preferred Unit redemption payments or any funds otherwise used by us to repurchase Series A Preferred Units or (e) distributions other than on our Series A Preferred Units; less

•	estimated maintenance capital expenditures and the amount of cash reserves (including our proportionate share of cash reserves of certain subsidiaries we do not wholly own) established by our general partner to provide funds for future operating expenditures.

If a working capital borrowing, which increases operating surplus, is not repaid during the 12-month period following the borrowing, it is deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowing is in fact repaid, it is not treated as a reduction in operating surplus because operating surplus has been previously reduced by the deemed repayment.

As described above, operating surplus includes a provision that enables us, if we choose, to distribute as operating surplus up to $15 million of cash we have received or will receive from non-operating sources since the time of our initial public offering, such as asset sales, issuances of securities and long-term borrowings, that would otherwise be distributed as capital surplus. In addition, the effect of including, as described above, certain cash distributions on equity securities or interest payments on debt in operating surplus is to increase operating surplus by the amount of any such cash distributions or interest payments. As a result, we may distribute as operating surplus up to the amount of any such cash distributions or interest payments of cash we receive from non-operating sources.

Capital Expenditures

For purposes of determining operating surplus, maintenance capital expenditures are those capital expenditures required to maintain over the long term the operating capacity of or the revenue generated by capital assets, and expansion capital expenditures are those capital expenditures that increase the operating capacity of or the revenue generated by capital assets. To the extent, however, that capital expenditures associated with acquiring or converting an existing or new vessel increase the revenues or the operating capacity of our fleet, those capital expenditures would be classified as expansion capital expenditures.

Investment capital expenditures are those capital expenditures that are neither maintenance capital expenditures nor expansion capital expenditures. Investment capital expenditures largely consist of capital expenditures made for investment purposes.

Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes.

Examples of maintenance capital expenditures include capital expenditures associated with drydocking a vessel or acquiring or converting an existing or a new vessel to the extent such expenditures are incurred to maintain the operating capacity of or the revenue generated by our fleet. Maintenance capital expenditures also include interest (and related fees) on debt incurred and distributions on equity issued to finance the conversion or construction of a replacement vessel and paid during the conversion or construction period, which we define as the period beginning on the date of entry into a binding conversion or construction contract and ending on the earlier of the date that the replacement vessel commences commercial service or the date that the replacement vessel is abandoned or disposed of. Debt incurred to pay or equity issued to fund conversion or construction period interest payments, and distributions on such equity, are also considered maintenance capital expenditures.

Because maintenance capital expenditures can be very large and vary significantly in timing, the amount of our actual maintenance capital expenditures may differ substantially from period to period, which could cause similar fluctuations in the amounts of operating surplus, adjusted operating surplus, and available cash for distribution to our common unitholders if we subtracted actual maintenance capital expenditures from operating surplus each quarter. Accordingly, to eliminate the effect on operating surplus of these fluctuations, our partnership agreement requires that an amount equal to an estimate of the average quarterly maintenance capital expenditures necessary to maintain the operating capacity of or the revenue generated by our capital assets over the long term be subtracted from operating surplus each quarter, as opposed to the actual amounts spent. The amount of estimated maintenance capital expenditures deducted from operating surplus is subject to review and change by the board of directors of our general partner at least once a year, provided that any change must be approved by the board’s conflicts committee. The estimate is made at least annually and whenever an event occurs that is likely to result in a material adjustment to the amount of our maintenance capital expenditures, such as a major acquisition or the introduction of new governmental regulations that will affect our fleet. For purposes of calculating operating surplus, any adjustment to this estimate is prospective only.

The use of estimated maintenance capital expenditures in calculating operating surplus has the following effects:

•	it reduces the risk that actual maintenance capital expenditures in any one quarter will be large enough to make operating surplus less than the minimum quarterly distribution to be paid on all the common units for that quarter and subsequent quarters;

•	it reduces the need for us to borrow under our working capital facility to pay distributions; and

•	it is more difficult for us to raise our distribution on our common units above the minimum quarterly distribution and pay incentive distributions to our general partner.

Definition of Capital Surplus

Capital surplus generally is generated only by:

•	borrowings other than working capital borrowings;

•	sales of debt and equity securities; and

•	sales or other dispositions of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or non-current assets sold as part of normal retirements or replacements of assets.

Characterization of Common Unit Cash Distributions

We treat all available cash distributed on our common units as coming from operating surplus until the sum of all available cash distributed since we began operations equals the operating surplus as of the most recent date of determination of available cash. We treat any amount distributed on our common units in excess of operating surplus, regardless of its source, as capital surplus. As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our common unitholders. For example, it includes a provision that enables us, if we choose, to distribute as operating surplus up to $15 million of cash we have received or will receive from non-operating sources since the time of our initial public offering, such as asset sales, issuances of securities and long-term borrowings that would otherwise be distributed as capital surplus. We do not anticipate that we will make any distributions on our common units from capital surplus.

Distributions of Available Cash From Operating Surplus

We make distributions of available cash from operating surplus in the following manner:

•	first, 98% to all common unitholders, pro rata, and 2% to our general partner, until we distribute for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter; and

•	thereafter, in the manner described in “Incentive Distribution Rights” below.

The percentage interests set forth above assume that our general partner maintains its 2% general partner interest and has not transferred the incentive distribution rights and that we do not issue additional classes of equity securities.

Incentive Distribution Rights

Incentive distribution rights represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution for our common units and the target distribution levels have been achieved. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest. Except for transfers of incentive distribution rights to an affiliate or another entity as part of our general partner’s merger or consolidation with or into, or sale of all or substantially all of its assets to such entity, the approval of a majority of our common units (excluding common units held by our general partner and its affiliates), voting separately as a class, generally is required for a transfer of the incentive distributions rights to a third party prior to December 31, 2016. Any transfer by our general partner of the incentive distribution rights would not change the percentage allocations of quarterly distributions with respect to such rights.

If for any quarter we have distributed available cash from operating surplus to the common unitholders in an amount equal to the minimum quarterly distribution, then we distribute any additional available cash from operating surplus for that quarter among the common unitholders and our general partner in the following manner:

•	first, 98% to all common unitholders, pro rata, and 2% to our general partner, until each common unitholder receives a total of $0.4025 per unit for that quarter (the “first target distribution”);

•	second, 85% to all common unitholders, pro rata, and 15% to our general partner, until each common unitholder receives a total of $0.4375 per unit for that quarter (the “second target distribution”);

•	third, 75% to all common unitholders, pro rata, and 25% to our general partner, until each common unitholder receives a total of $0.525 per unit for that quarter (the “third target distribution”); and

•	thereafter, 50% to all common unitholders, pro rata, and 50% to our general partner.

The percentage interests set forth above assume that our general partner maintains its 2% general partner interest and has not transferred the incentive distribution rights and that we do not issue additional classes of equity securities.

Percentage Allocations of Available Cash From Operating Surplus

The following table illustrates the percentage allocations of the additional available cash from operating surplus between the common unitholders and our general partner up to the various target distribution levels. The amounts set forth under “Marginal Percentage Interest in Distributions” are the percentage interests of the common unitholders and our general partner in any available cash from operating surplus we distribute up to and including the corresponding amount in the column “Total Quarterly Distribution Target Amount,” until available cash from operating surplus we distribute reaches the next target distribution level, if any. The percentage interests shown for the common unitholders and our general partner for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests shown for our general partner include its 2% general partner interest and assume our general partner has contributed any capital necessary to maintain its 2% general partner interest and has not transferred the incentive distribution rights.

	Total Quarterly Distribution Target Amount	Marginal Percentage Interest in Distributions
		Common Unitholders	General Partner
Minimum Quarterly Distribution	$0.35	98%	2%
First Target Distribution	up to $0.4025	98%	2%
Second Target Distribution	above $0.4025 up to $0.4375	85%	15%
Third Target Distribution	above $0.4375 up to $0.525	75%	25%
Thereafter	above $0.525	50%	50%

Distributions From Capital Surplus

How Distributions From Capital Surplus Are Made

We make distributions of available cash from capital surplus, if any, in the following manner:

•	first, 98% to all common unitholders, pro rata, and 2% to our general partner, until we distribute for each common unit an amount of available cash from capital surplus equal to the initial public offering price of our common units; and

•	thereafter, we make all distributions of available cash from capital surplus as if they were from operating surplus.

The preceding paragraph is based on the assumption that our general partner maintains its 2% general partner interest and that we do not issue additional classes of equity securities.

Effect of a Distribution From Capital Surplus

Our partnership agreement treats a distribution of capital surplus on our common units as the repayment of the initial unit price from our initial public offering on December 19, 2006, which is a return of capital. Each time a distribution of capital surplus on our common units is made, the minimum quarterly distribution for the common units and the target distribution levels will be reduced in the same proportion as the distribution had to the fair market value of the common units prior to the announcement of the distribution. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for our general partner to receive incentive distributions. However, any distribution of capital surplus on our common units before the minimum quarterly distribution is reduced to zero cannot be applied to the payment of the minimum quarterly distribution.

Once we distribute capital surplus on a common unit issued in our initial public offering in an amount equal to the initial unit price, we will reduce the minimum quarterly distribution and the target distribution levels for our common units to zero. We will then make all future distributions on our common units from operating surplus, with 50% being paid to the holders of common units and 50% to our general partner. The percentage interests shown for our general partner include its 2% general partner interest and assume the general partner maintains its 2% general partner interest and has not transferred the incentive distribution rights.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

In addition to adjusting the minimum quarterly distribution and target distribution levels for our common units to reflect a distribution of capital surplus, if we combine our common units into fewer units or subdivide our common units into a greater number of units, we will proportionately adjust:

•	the minimum quarterly distribution;

•	the target distribution levels; and

•	the initial unit price.

For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the initial unit price would each be reduced to 50% of its initial level. We will not make any adjustment by reason of the issuance of additional common units for cash or property.

Distributions of Cash Upon Liquidation

If we dissolve in accordance with our partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. Neither the sale of all or substantially all of our property or business, nor the consolidation or merger of us with or into any other entity, individually or in a series of transactions, will be deemed a liquidation. We will apply any proceeds of liquidation available for distribution to our general and limited partners in the manner set forth below.

First, holders of our Series A Preferred Units will have the right to receive the liquidation preference of $25.00 per unit plus an amount equal to all accumulated and unpaid distributions to the date of payment, whether or not declared.

After such Series A Preferred Unit distribution, if, as of the date three trading days prior to the announcement of the proposed liquidation, the average closing price of our common units for the preceding 20 trading days (or the current market price) is greater than the initial public offering common unit price (less any prior capital surplus distributions and any prior cash distributions made on our common units in connection with a partial liquidation), then the proceeds of the liquidation will be applied as follows:

•	first, 98% to the common unitholders, pro rata, and 2% to our general partner, until we distribute for each outstanding common unit an amount equal to the current market price of our common units; and

•	thereafter, 50% to all common unitholders, pro rata, 48% to holders of incentive distribution rights and 2% to our general partner.

If, as of the date three trading days prior to the announcement of the proposed liquidation, the current market price of our common units is equal to or less than the initial public offering common unit price (less any prior capital surplus distributions and any prior cash distributions made on our common units in connection with a partial liquidation), then the proceeds of the liquidation will be applied as follows:

•	first, 98% to the common unitholders, pro rata, and 2% to our general partner, until we distribute for each outstanding common unit an amount equal to the initial public offering unit price (less any prior capital surplus distributions and any prior cash distributions made on our common units in connection with a partial liquidation); and

•	thereafter, 50% to all common unitholders, pro rata, 48% to holders of incentive distribution rights and 2% to our general partner.

The immediately preceding two paragraphs are based on the assumption that our general partner maintains its 2% general partner interest and that we do not issue additional classes of equity securities.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax considerations that may be relevant to prospective unitholders and, unless otherwise noted in the following discussion, is the opinion of Perkins Coie LLP, our U.S. counsel, insofar as it relates to matters of U.S. federal income tax law and legal conclusions with respect to those matters. The opinion of our counsel is dependent on the accuracy of representations made by us to them, including descriptions of our operations contained herein.

This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (or the Code), legislative history, applicable U.S. Treasury Regulations (or Treasury Regulations), judicial authority and administrative interpretations, all as in effect on the date of this prospectus, and which are subject to change, possibly with retroactive effect, or are subject to different interpretations. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “we,” “our” or “us” are references to Teekay Offshore Partners L.P.

This discussion is limited to unitholders who hold their common units as capital assets for tax purposes. This discussion does not address all tax considerations that may be important to a particular unitholder in light of the unitholder’s circumstances, or to certain categories of unitholders that may be subject to special tax rules, such as:

•	dealers in securities or currencies;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	persons whose functional currency is not the U.S. dollar;

•	persons holding our common units as part of a hedge, straddle, conversion or other “synthetic security” or integrated transaction;

•	certain U.S. expatriates;

•	financial institutions;

•	insurance companies;

•	persons subject to the alternative minimum tax;

•	persons that actually or under applicable constructive ownership rules own 10% or more of our units; and

•	entities that are tax-exempt for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common units, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common units, you should consult your own tax advisor about the U.S. federal income tax consequences of owning and disposing the common units.

No ruling has been or will be requested from the Internal Revenue Service (or IRS) regarding any matter affecting us or our unitholders. Instead, we will rely on the opinion of Perkins Coie LLP. Unlike a ruling, an opinion of counsel represents only that counsel’s legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS.

This discussion does not address any U.S. estate tax considerations or tax considerations arising under the laws of any state, local or non-U.S. jurisdiction. Each unitholder is urged to consult its own tax advisor regarding the U.S. federal, state, local and other tax consequences of the ownership or disposition of our common units.

Election to be Taxed as a Corporation

We have elected to be taxed as a corporation for U.S. federal income tax purposes. As such, unitholders are not directly subject to U.S. federal income tax on our income, but rather are subject to U.S. federal income tax on distributions received from us and dispositions of units as described below.

United States Federal Income Taxation of U.S. Holders

As used herein, the term U.S. Holder means a beneficial owner of our common units that is, for U.S. federal income tax purposes: (a) a U.S. citizen or U.S. resident alien (or a U.S. Individual Holder), (b) a corporation or other entity taxable as a corporation, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate whose income is subject to U.S. federal income taxation regardless of its source, or (d) a trust that either is subject to the supervision of a court within the United States and has one or more U.S. persons with authority to control all of its substantial decisions or has a valid election in effect under applicable Treasury Regulations to be treated as a U. S. person.

Distributions

We have elected to be taxed as a corporation for U.S. federal income tax purposes. Subject to the discussion of passive foreign investment companies (or PFICs) below, any distributions made by us with respect to our common units to a U.S. Holder generally will constitute dividends, which may be taxable as ordinary income or “qualified dividend income” as described in more detail below, to the extent of our current and accumulated earnings and profits allocated to the U.S. Holder’s common units, as determined under U.S. federal income tax principles. Distributions in excess of our earnings and profits allocated to the U.S. Holder’s common units will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in its common units and thereafter as capital gain, which will be either long term or short term capital gain depending upon whether the U.S. Holder has held the shares for more than one year. U.S. Holders that are corporations for U.S. federal income tax purposes generally will not be entitled to claim a dividends received deduction with respect to any distributions they receive from us. For purposes of computing allowable foreign tax credits for U.S. federal income tax purposes, dividends paid with respect to our common units generally will be treated as foreign source income and generally we be treated as “passive category income.”

Dividends paid on our common units to a U.S. Holder who is an individual, trust or estate (or a Non-Corporate U.S. Holder) will be treated as “qualified dividend income” that is taxable to such Non-Corporate U.S. Holder at preferential capital gain tax rates provided that: (a) our common units are readily tradable on an established securities market in the United States (such as the New York Stock Exchange on which our common units are traded); (b) we are not classified as a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (we intend to take the position that we are not now and have never been classified as a PFIC, as discussed below); (c) the Non-Corporate U.S. Holder has owned the common units for more than 60 days in the 121-day period beginning 60 days before the date on which the common units become ex-dividend; (d) the Non-Corporate U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property; and (e) certain other conditions are met. There is no assurance that any dividends paid on our common units will be eligible for these preferential rates in the hands of a Non-Corporate U.S. Holder. Any dividends paid on our common units not eligible for these preferential rates will be taxed as ordinary income to a Non-Corporate U.S. Holder.

Special rules may apply to any “extraordinary dividend” paid by us. An extraordinary dividend is, generally, a dividend with respect to a share of common stock if the amount of the dividend is equal to or in excess of 10% of a common stockholder’s adjusted basis (or fair market value in certain circumstances) in such common stock. In addition, extraordinary dividends include dividends received within a one year period that, in the aggregate, equal or exceed 20% of a shareholder’s adjusted tax basis. If we pay an “extraordinary dividend” on our common units that is treated as “qualified dividend income,” then any loss derived by a Non-Corporate U.S. Holder from the sale or exchange of such common units will be treated as long-term capital loss to the extent of such dividend.

Certain Non-Corporate U.S. Holders are subject to a 3.8% tax on certain investment income, including dividends. Non-Corporate U.S. Holders should consult their tax advisors regarding the effect, if any, of this tax on their ownership of our common units.

Sale, Exchange or Other Disposition of Common Units

Subject to the discussion of PFICs below, a U.S. Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of our common units in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such units. Subject to the discussion of extraordinary dividends above, such gain or loss generally will be treated as (a) long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition, or short term capital gain or loss otherwise and (b) U.S.-source gain or loss, as applicable, for foreign tax credit purposes. Non-Corporate U.S. Holders may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.

Certain Non-Corporate U.S. Holders are subject to a 3.8% tax on certain investment income, including capital gains from the sale or other disposition of units. Non-Corporate U.S. Holders should consult their tax advisors regarding the effect, if any, of this tax on their disposition of our common units.

Consequences of Possible PFIC Classification

A non-U.S. entity treated as a corporation for U.S. federal income tax purposes will be a PFIC in any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to a “look through” rule, either: (a) at least 75% of its gross income is “passive” income; or (b) at least 50% of the average value of its assets is attributable to assets that produce or are held for the production of passive income. For purposes of these tests, “passive income” includes dividends, interest, gains from the sale or exchange of investment property and rents and royalties (other than rents and royalties that are received from unrelated parties in connection with the active conduct of a trade or business). By contrast, income derived from the performance of services does not constitute “passive income.”

There are legal uncertainties involved in determining whether the income derived from our time chartering activities constitutes rental income or income derived from the performance of services, including legal uncertainties arising from the decision in Tidewater Inc. v. United States, 565 F.3d 299 (5th Cir. 2009), which held that income derived from certain time chartering activities should be treated as rental income rather than services income for purposes of a foreign sales corporation provision of the Code. However, the IRS stated in an Action on Decision (AOD 2010-01) that it disagrees with, and will not acquiesce to, the way that the rental versus services framework was applied to the facts in the Tidewater decision, and in its discussion stated that the time charters at issue in Tidewater would be treated as producing services income for PFIC purposes. The IRS’s statement with respect to Tidewater cannot be relied upon or otherwise cited as precedent by taxpayers. Consequently, in the absence of any binding legal authority specifically relating to the statutory provisions governing PFICs, there can be no assurance that the IRS or a court would not follow the Tidewater decision in interpreting the PFIC provisions of the Code. Nevertheless, based on our and our subsidiaries’ current assets and operations, we intend to take the position that we are not now and have never been a PFIC, and our counsel, Perkins Coie LLP, is of the opinion that it is more likely than not that we are not a PFIC based on applicable law, including the Code, legislative history, published revenue rulings and court decisions, and representations we have made to them regarding the composition of our assets, the source of our income and the nature of our activities and other operations, including:

•	the total payments due to us under each of our time charters and certain of our FPSO contracts are substantially in excess of the current bareboat charter rate for comparable vessels;

•	the income derived from our contracts of affreightment, time chartering activities and certain of our FPSO contracts will be greater than 25% of our total gross income at all relevant times; and

•	the gross value of our vessels servicing our contracts of affreightment, time charters and certain of our FPSO contracts will exceed the gross value of all other assets we own at all relevant times.

An opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinion of Perkins Coie LLP may not be sustained by a court if contested by the IRS. Further, no assurance can be given, however, that we would not constitute a PFIC for any future taxable year if there were to be changes in our or our subsidiaries’ assets, income or operations.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes a timely and effective election to treat us as a “Qualified Electing Fund” (a QEF election). As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to our common units, as discussed below.

Taxation of U.S. Holders Making a Timely QEF Election. If a U.S. Holder makes a timely QEF election (an Electing Holder), the Electing Holder must report each taxable year for U.S. federal income tax purposes the Electing Holder’s pro rata share of our ordinary earnings and net capital gain, if any, for each taxable year for which we are a PFIC that ends with or within the Electing Holder’s taxable year, regardless of whether or not the Electing Holder received distributions from us in that year. Such income inclusions would not be eligible for the preferential tax rates applicable to “qualified dividend income.” The Electing Holder’s adjusted tax basis in our common units will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that were previously taxed will result in a corresponding reduction in the Electing Holder’s adjusted tax basis in our common units and will not be taxed again once distributed. An Electing Holder generally will recognize capital gain or loss on the sale, exchange or other disposition of our common units. A U.S. Holder makes a QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with the U.S. Holder’s timely filed U.S. federal income tax return (including extensions).

If a U.S. Holder has not made a timely QEF election with respect to the first year in the U.S.Holder’s holding period of our common units during which we qualified as a PFIC, the U.S. Holder may be treated as having made a timely QEF election by filing a QEF election with the U.S. Holder’s timely filed U.S. federal income tax return (including extensions) and, under the rules of Section 1291 of the Code, a “deemed sale election” to include in income as an “excess distribution” (described below) the amount of any gain that the U.S. Holder would otherwise recognize if the U.S. Holder sold the U.S. Holder’s common units on the “qualification date.” The qualification date is the first day of our taxable year in which we qualified as a “qualified electing fund” with respect to such U.S. Holder. In addition to the above rules, under very limited circumstances, a U.S. Holder may make a retroactive QEF election if the U.S. Holder failed to file the QEF election documents in a timely manner. If a U.S. Holder makes a timely QEF election for one of our taxable years, but did not make such election with respect to the first year in the U.S. Holder’s holding period of our common units during which we qualified as a PFIC and the U.S. Holder did not make the deemed sale election described above, the U.S. Holder also will be subject to the more adverse rules described below.

A U.S. Holder’s QEF election will not be effective unless we annually provide the U.S. Holder with certain information concerning our income and gain, calculated in accordance with the Code, to be included with the U.S. Holder’s U.S. federal income tax return. We have not provided our U.S. Holders with such information in prior taxable years and do not intend to provide such information in the current taxable year. Accordingly, U.S. Holders will not be able to make an effective QEF election at this time. If, contrary to our expectations, we determine that we are or will be a PFIC for any taxable year, we will provide U.S. Holders with the information necessary to make an effective QEF election with respect to our common units.

Taxation of U.S. Holders Making a “Mark-to-Market” Election. If we were to be treated as a PFIC for any taxable year and, as we anticipate, our common units were treated as “marketable stock,” then, as an alternative to making a QEF election, a U.S. Holder would be allowed to make a “mark-to-market” election with respect to our common units, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made for the first year a U.S. Holder holds or is deemed to hold our common units and for which we are a PFIC, the U.S. Holder generally would include as ordinary income in each taxable year that we are a PFIC the excess, if any, of the fair market value of the U.S. Holder’s common units at the end of the taxable year over the U.S. Holder’s adjusted tax basis in the common units. The U.S. Holder also would be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common units over the fair market value thereof at the end of the taxable year that we are a PFIC, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in our common units would be adjusted to reflect any such income or loss recognized. Gain recognized on the sale, exchange or other disposition of our common units in taxable years that we are a PFIC would be treated as ordinary income, and any loss recognized on the sale, exchange or other disposition of the common units in taxable years that we are a PFIC would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. Because the mark-to-market election only applies to marketable stock, however, it would not apply to a U.S. Holder’s indirect interest in any of our subsidiaries that were also determined to be PFICs.

If a U.S. Holder makes a mark-to-market election for one of our taxable years and we were a PFIC for a prior taxable year during which such U.S. Holder held our common units and for which (i) we were not a QEF with respect to such U.S. Holder and (ii) such U.S. Holder did not make a timely mark-to-market election, such U.S. Holder would also be subject to the more adverse rules described below in the first taxable year for which the mark-to-market election is in effect and also to the extent the fair market value of the U.S. Holder’s common units exceeds the U.S. Holder’s adjusted tax basis in the common units at the end of the first taxable year for which the mark-to-market election is in effect.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election. If we were to be treated as a PFIC for any taxable year, a U.S. Holder who does not make either a QEF election or a “mark-to-market” election for that year (a Non-Electing Holder) would be subject to special rules resulting in increased tax liability with respect to (a) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our common units in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years or, if shorter, the Non-Electing Holder’s holding period for our common units), and (b) any gain realized on the sale, exchange or other disposition of the common units. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the common units;

•	the amount allocated to the current taxable year and any taxable year prior to the taxable year we were first treated as a PFIC with respect to the Non-Electing Holder would be taxed as ordinary income in the current taxable year;

•	the amount allocated to each of the other taxable years would be subject to U.S. federal income tax at the highest rate of tax in effect for the applicable class of taxpayers for that year; and

•	an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

Additionally, for each year during which a U.S. Holder owns units, we are a PFIC, and the total value of all PFIC interests that such U.S. Holder directly or indirectly owns exceeds certain thresholds, such U.S. Holder will be required to file IRS Form 8621 with its annual U.S. federal income tax return to report its ownership of our common units. In addition, if a Non-Electing Holder who is an individual dies while owning our common units, such Non-Electing Holder’s successor generally would not receive a step-up in tax basis with respect to such common units.

U.S. Holders are urged to consult their own tax advisors regarding the PFIC rules, including the PFIC annual reporting requirements as well as the applicability, availability and advisability of, and procedure for, making QEF, Mark-to-Market Elections and other available elections with respect to us, and the U.S. federal income tax consequences of making such elections.

Consequences of Possible Controlled Foreign Corporation Classification

If CFC Unitholders (generally, U.S. Holders who each own, directly, indirectly or constructively, 10% or more of the total combined voting power of our outstanding units entitled to vote) own directly, indirectly or constructively more than 50% of either the total combined voting power of our outstanding units entitled to vote or the total value of all of our outstanding units, we generally would be treated as a controlled foreign corporation, or a CFC.

CFC Unitholders are treated as receiving current distributions of their shares of certain income of the CFC without regard to any actual distributions and are subject to other burdensome U.S. federal income tax and administrative requirements but generally are not also subject to the requirements generally applicable to owners of a PFIC. In addition, a person who is or has been a CFC Unitholder may recognize ordinary income on the disposition of units of the CFC. Although we do not believe we are or will become a CFC, U.S. persons owning a substantial interest in us should consider the potential implications of being treated as a CFC Unitholder in the event we become a CFC in the future.

The U.S. federal income tax consequences to U.S. Holders who are not CFC Unitholders would not change in the event we become a CFC in the future.

U.S. Return Disclosure Requirements for U.S. Individual Holders

U.S. Individual Holders who hold certain specified foreign financial assets, including stock in a foreign corporation that is not held in an account maintained by a financial institution, with an aggregate value in excess of $50,000 on the last day of a taxable year, or $75,000 at any time during that taxable year, may be required to report such assets on IRS Form 8938 with their U.S. federal income tax return for that taxable year. This reporting requirement does not apply to U.S. Individual Holders who report their ownership of our units under the PFIC annual reporting rules described above. Penalties apply for failure to properly complete and file IRS Form 8938. Investors are encouraged to consult with their own tax advisors regarding the possible application of this disclosure requirement to their investment in our common units.

United States Federal Income Taxation of Non-U.S. Holders

A beneficial owner of our common units (other than a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder is a Non-U.S. Holder.

Distributions

In general, a Non-U.S. Holder will not be subject to U.S. federal income tax on distributions received from us with respect to our common units unless the distributions are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that the Non-U.S. Holder maintains in the United States). If a Non-U.S. Holder is engaged in a U.S. trade or business and the distributions are deemed to be effectively connected to that trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax on those distributions in the same manner as it were a U.S. Holder.

Sale, Exchange or Other Disposition of Common Units

In general, a Non-U.S. Holder is not subject to U.S. federal income tax on any gain resulting from the disposition of our common units unless (a) such gain is effectively connected with the Non-U.S. Holder’s conduct o a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the Non-U.S. Holder maintains in the United States) or (b) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year in which such disposition occurs and meets certain other requirements. If a Non-U.S. Holder is engaged in a U.S. trade or business and the disposition of our common units is deemed to be effectively connected to that trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax on the resulting gain in the same manner as if it were a U.S. Holder.

Information Reporting and Backup Withholding

In general, payments of distributions with respect to, or the proceeds of a disposition of, our common units to a Non-Corporate U.S. Holder will be subject to information reporting requirements. These payments to a Non-Corporate U.S. Holder also may be subject to backup withholding if the Non-Corporate U.S. Holder:

•	fails to timely provide an accurate taxpayer identification number;

•	is notified by the IRS that it has failed to report all interest or distributions required to be shown on its U.S. federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding on payments made to them within the United States, or through a U.S. payor, by certifying their status on IRS Form W-8BEN, W-8ECI or W-8IMY, as applicable.

Backup withholding is not an additional tax. Rather, a unitholder generally may obtain a credit for any amount withheld against its liability for U.S. federal income tax (and a refund of any amounts withheld in excess of such liability) by accurately completing and timely filing a U.S. federal income tax return with the IRS.

NON-UNITED STATES TAX CONSIDERATIONS

Marshall Islands Tax Considerations

The following discussion is based upon the opinion of Watson, Farley & Williams LLP, our counsel as to matters of the laws of the Republic of The Marshall Islands, and the current laws of the Republic of The Marshall Islands and is applicable only to persons who do not reside in, maintain offices in or engage in business in the Republic of The Marshall Islands.

Because we, Teekay Offshore Operating L.P., a Marshall Islands limited partnership in which we own a 100% limited partnership interest (or OPCO), and our other subsidiaries do not, and we do not expect that we, OPCO or our other subsidiaries will, conduct business or operations in the Republic of The Marshall Islands, and because all documentation related to this offering has been and will be executed outside of the Republic of The Marshall Islands, under current Marshall Islands law you will not be subject to Marshall Islands taxation or withholding on distributions, including upon a return of capital, we make to you as a unitholder, so long as you do not reside in, maintain offices in, or engage in business in the Republic of The Marshall Islands. In addition, you will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of our common units, and you will not be required by the Republic of The Marshall Islands to file a tax return relating to our common units.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, including the Marshall Islands, of its investment in us. Accordingly, each unitholder is urged to consult its tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and non-U.S., as well as U.S. federal, tax returns that may be required of such unitholder.

Canadian Federal Income Tax Considerations

The following discussion is a summary of the material Canadian federal income tax considerations under the Income Tax Act (Canada) (or the Canada Tax Act ), as of the date of this prospectus, that we believe are relevant to holders of common units who, for the purposes of the Canada Tax Act and the Canada-United States Tax Convention 1980 (or the Canada-U.S. Treaty ) are, at all relevant times, resident in the United States and entitled to all of the benefits of the Canada-U.S. Treaty and who deal at arm’s length with us and Teekay Corporation (or U.S. Resident Holders ). This discussion takes into account all proposed amendments to the Canada Tax Act and the regulations thereunder that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and assumes that such proposed amendments will be enacted substantially as proposed. However, no assurance can be given that such proposed amendments will be enacted in the form proposed or at all.

We are considered to be a partnership under Canadian federal income tax law and therefore not a taxable entity for Canadian income tax purposes.

A U.S. Resident Holder will not be liable to tax under the Canada Tax Act on any income or gains allocated by us to the U.S. Resident Holder in respect of such U.S. Resident Holder’s common units, provided that (a) we do not carry on business in Canada for purposes of the Canada Tax Act and (b) such U.S. Resident Holder does not hold such common units in connection with a business carried on by such U.S. Resident Holder through a permanent establishment in Canada for purposes of the Canada-U.S. Treaty.

A U.S. Resident Holder will not be liable to tax under the Canada Tax Act on any income or gain from the sale, redemption or other disposition of such U.S. Resident Holder’s common units, provided that, for purposes of the Canada-U.S. Treaty, such common units do not, and did not at any time in the twelve-month period preceding the date of disposition, form part of the business property of a permanent establishment in Canada of such U.S. Resident Holder.

We believe that our activities and affairs and the activities and affairs of OPCO are conducted in such a manner that both we and OPCO are not carrying on business in Canada and that U.S. Resident Holders should not be considered to be carrying on business in Canada for purposes of the Canada Tax Act or the Canada-U.S. Treaty solely by reason of the acquisition, holding, disposition or redemption of their common units. We intend that this is and continues to be the case, notwithstanding that Teekay Shipping Limited (a subsidiary of Teekay Corporation that is resident and based in Bermuda) provides certain services to Teekay Offshore Partners L.P. and OPCO and obtains some or all such services under subcontracts with Canadian service providers.

However, although we do not intend to do so, there can be no assurance that the manner in which we and OPCO carry on our respective activities will not change from time to time as circumstances dictate or warrant in a manner that may cause U.S. Resident Holders to be carrying on business in Canada for purposes of the Canada Tax Act. Further, the relevant Canadian federal income tax law may change by legislation or judicial interpretation and the Canadian taxing authorities may take a different view than we have of the current law.

If the arrangements we have entered into result in our being considered to carry on business in Canada for purposes of the Canada Tax Act, U.S. Resident Holders would be considered to be carrying on business in Canada and may be required to file Canadian tax returns and, subject to any relief provided under the Canada-U.S. Treaty, would be subject to taxation in Canada on any income that is considered to be attributable to the business carried on by us in Canada. The Canada-U.S. Treaty contains a treaty benefit denial rule which may have the effect of denying relief thereunder from Canadian taxation to U.S. Resident Holders in respect of any income attributable to a business carried on by us in Canada.

It is the responsibility of each U.S. Resident Holder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, including Canada, of an investment in us. Accordingly, each prospective U.S.

Resident Holder is urged to consult, and depend upon, such unitholder’s tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each U.S. Resident Holder to file all state, local and non-U.S., as well as U.S. federal, tax returns that may be required of such unitholder.

PLAN OF DISTRIBUTION

We may sell our common units offered by this prospectus and applicable prospectus supplements from time to time on a continuous or delayed basis:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers or other persons or entities;

•	through a combination of any such methods of sale; or

•	through other means.

We may enter into hedging transactions with respect to our common units. For example, we may:

•	enter into transactions involving short sales of shares of our common units by underwriters, brokers or dealers;

•	sell securities short and deliver our common units to close out short positions;

•	enter into option or other types of transactions that require us to deliver our common units to an underwriter, broker or dealer, who will then resell or transfer our common units under this prospectus; or

•	loan or pledge our common units to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell our pledged common units.

If underwriters are used to sell our common units, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of our common units for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act.

The applicable prospectus supplement relating to our common units will set forth, among other things:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of our common units and the proceeds to us from such sale;

•	any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

•	any securities exchanges on which our common units may be listed.

If underwriters or dealers are used in the sale, our common units will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the New York Stock Exchange:

•	at a fixed price or prices that may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Our common units may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase our common units will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all our common units if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Our common units may be sold directly by us from time to time, at prevailing market prices or otherwise. From time to time, Teekay Holdings Limited, a subsidiary of Teekay Corporation, may sell common units representing limited partnership interests in us, at prevailing market prices or otherwise. Our common units may also be sold through agents designated by us from time to time, at prevailing market prices or otherwise. Any agent involved in the offer or sale of our common units in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase our common units from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement.

Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Any underwriters to whom our common units are sold by us for public offering and sale may make a market in our common units, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for our common units.

Certain persons participating in any offering of our common units may engage in transactions that stabilize, maintain or otherwise affect the price of our common units offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell our common units in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of our common units and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of our common units than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for our common units sold for their account may be reclaimed by the syndicate if our common units are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of our common units, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. These activities will be described in more detail in the applicable prospectus supplement.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

Teekay Offshore Partners L.P. is organized under the laws of the Republic of The Marshall Islands as a limited partnership. Our general partner is organized under the laws of the Republic of The Marshall Islands as a limited liability company. The Republic of The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.

Most of the directors and officers of our general partner and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of the directors and officers of our general partner are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our general partner, our subsidiaries or the directors and officers of our general partner or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. However, we have expressly submitted to the jurisdiction of the U.S. federal and New York state courts sitting in the City of New York for the purpose of any suit, action or proceeding arising under the securities laws of the United States or any state in the United States, and we have appointed Watson, Farley & Williams LLP to accept service of process on our behalf in any such action.

Watson, Farley & Williams LLP, our counsel as to Marshall Islands law, has advised us that there is uncertainty as to whether the courts of the Republic of The Marshall Islands would (a) recognize or enforce against us, our general partner or our general partner’s directors or officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws or (b) impose liabilities against us, our general partner or our general partner’s directors and officers in original actions brought in the Republic of The Marshall Islands, based on these laws.

LEGAL MATTERS

Unless otherwise stated in any applicable prospectus supplement, Perkins Coie LLP will pass upon certain legal matters for us with respect to the offering of our common units. Unless otherwise stated in any applicable prospectus supplement, the validity of our common units and certain other legal matters with respect to the laws of the Republic of The Marshall Islands will be passed upon for us by Watson, Farley & Williams LLP. As appropriate, legal counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements of Teekay Offshore Partners L.P. as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on financial statements of Teekay Offshore Partners L.P. issued at future dates, and consents to the use of its reports thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon its report and said authority.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 regarding the securities covered by this prospectus. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the securities offered in this prospectus, you may wish to review the full registration statement, including its exhibits. In addition, we file annual, quarterly and other reports with and furnish information to the SEC. You may inspect and copy any document we file with or furnish to the SEC at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies of this material can also be obtained upon written request from the Public Reference Section of the SEC at that address, at prescribed rates, or from the SEC’s website on the internet at www.sec.gov free of charge. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. You can also obtain information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K. However, we intend to make available quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

We incorporate by reference into this prospectus the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2013;

•	all subsequent Annual Reports on Form 20-F filed with the SEC prior to the termination of this offering;

•	our Report on Form 6-K filed with the SEC on May 19, 2014;

•	all subsequent Reports on Form 6-K filed with the SEC prior to the termination of this offering that we identify in such Reports as being incorporated by reference into the registration statement of which this prospectus is a part;

•	the description of our common units contained in our Registration Statement on Form 8-A/A filed with the SEC on May 7, 2013, including any subsequent amendments or reports filed for the purpose of updating such description; and

•	the description of our Series A Preferred Units contained in Exhibit 4.1 to our Registration Statement on Form 8-A filed with the SEC on April 25, 2013, including any subsequent amendments or reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through its public reference facilities or its website at the addresses provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our internet website at www.teekayoffshore.com, or by writing or calling us at the following address:

Teekay Offshore Partners, L.P.

4th Floor, Belvedere Building,

69 Pitts Bay Road

Hamilton HM 08, Bermuda

Attn: Corporate Secretary

(441) 298-2530

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document. The information contained in our website is not part of this prospectus.

EXPENSES

The following table sets forth costs and expenses, other than any underwriting discounts and commissions, we expect to incur in connection with the issuance and distribution of our common units covered by this prospectus.

U.S. Securities and Exchange Commission registration fee		$64,400
Legal fees and expenses		*
Accounting fees and expenses		*
Printing costs		*
Transfer agent fees		*
New York Stock Exchange listing fee		*
Miscellaneous		*

Total	$	*

*	To be provided in a prospectus supplement or in a Report on Form 6-K subsequently incorporated by reference into this prospectus.

Common Units

Representing Limited Partner Interests

Having an Aggregate Offering Price of Up to $100,000,000

Teekay Offshore Partners L.P.

PROSPECTUS  SUPPLEMENT

August 18, 2016

Citigroup